                                                                    Exhibit 10.1


                                  SUNSET NORTH

                              BELLEVUE, WASHINGTON

                             OFFICE LEASE AGREEMENT

                                     BETWEEN

                       EOP-SUNSET NORTH BELLEVUE, L.L.C.,
                     a Washington limited liability company
                                  ("LANDLORD")

                                       AND

                                 EXPEDIA, INC.,
                            a Washington corporation

                                   ("TENANT")

                                TABLE OF CONTENTS

I.       BASIC LEASE INFORMATION ....................................1

II.      LEASE GRANT ................................................3

III.     ADJUSTMENT OF COMMENCEMENT DATE; POSSESSION ................3

IV.      RENT .......................................................3

V.       COMPLIANCE WITH LAWS; USE ..................................8

VI.      SECURITY DEPOSIT ...........................................9

VII.     SERVICES TO BE FURNISHED BY LANDLORD ......................10

VIII.    LEASEHOLD IMPROVEMENTS ....................................11

IX.      REPAIRS AND ALTERATIONS ...................................11

X.       USE OF ELECTRICAL SERVICES BY TENANT ......................13

XI.      ENTRY BY LANDLORD .........................................14

XII.     ASSIGNMENT AND SUBLETTING .................................14

XIII.    LIENS .....................................................16

XIV.     INDEMNITY AND WAIVER OF CLAIMS ............................16

XV.      INSURANCE .................................................17

XVI.     SUBROGATION ...............................................17

XVII.    CASUALTY DAMAGE ...........................................17

XVIII.   CONDEMNATION ..............................................18

XIX.     EVENTS OF DEFAULT .........................................18

XX.      REMEDIES ..................................................19

XXI.     LIMITATION OF LIABILITY ...................................20

XXII.    NO WAIVER .................................................20

XXIII.   QUIET ENJOYMENT ...........................................20

XXIV.    RELOCATION. [INTENTIONALLY OMITTED] .......................20

XXV.     HOLDING OVER ..............................................20

XXVI.    SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATE ..........21

XXVII.   ATTORNEYS' FEES ...........................................21

XXVIII.  NOTICE ....................................................21

XXIX.    EXCEPTED RIGHTS ...........................................22

XXX.     SURRENDER OF PREMISES .....................................22

XXXI.    MISCELLANEOUS .............................................22

XXXII.   ENTIRE AGREEMENT ..........................................24

                             OFFICE LEASE AGREEMENT

        This Office Lease Agreement (the "Lease") is made and entered into as of the 12/th/ day of September, 2002, by and between EOP-SUNSET NORTH BELLEVUE, L.L.C., a Washington limited liability company ("Landlord") and EXPEDIA, INC., a Washington corporation ("Tenant").

        Basic Lease Information.

        A. "Building" shall initially mean the building located at 3150 139th Avenue SE, Bellevue, Washington, and commonly known as Sunset North Building 4; from and after the Building 3 Must Take Commencement Date (defined in Section IV.A of Exhibit E attached hereto), "Building" may also mean the building located at 3180 139th Avenue SE, Bellevue, Washington, and commonly known as Sunset North Building 3, in order to govern the parties' respective rights and obligations with respect to the Building 3 Must Take Space (defined in Section IV.A of Exhibit E attached hereto). "Buildings" shall mean the 3 buildings located on the real property described in Exhibit A-2 attached hereto and commonly known collectively as Sunset North Corporate Campus, Buildings 3, 4 and 5.

        B. "Rentable Square Footage of the Buildings" is deemed to be 465,013 square feet.

        C. "Premises" shall initially mean the area shown on Exhibit A to this Lease. The Premises are located on floor 1 and known as suite number 100 ("Suite 100"). The "Rentable Square Footage of the Premises" is initially deemed to be 25,803 square feet. As more fully described in Exhibit E, the Premises shall be expanded at fixed times to include spaces referred to herein as the 2003 Must Take Space and the 2005 Must Take Space. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct and shall not be remeasured.

        D.      "Base Rent" for Suite 100:

                                        ANNUAL RATE        ANNUAL         MONTHLY
                      PERIOD          PER SQUARE FOOT     BASE RENT      BASE RENT
                --------------------------------------------------------------------
                Commencement Date -      $    14.00     $ 361,242.00   $  30,103.50
                    07/31/04
                --------------------------------------------------------------------
                08/01/04 - 09/30/09      $    15.00     $ 387,045.00   $  32,253.75
                --------------------------------------------------------------------

        E.      "Tenant's Pro Rata Share": Suite 100: 5.5489%.

        F. "Term": A period of approximately 84 months. The Term shall commence on the later to occur of (i) October 1, 2002, and (ii) two (2) weeks after Tenant establishes Connectivity (as described in Section I of Exhibit E), but in any event no later than November 1, 2002 (the "Commencement Date") and, unless terminated early in accordance with this Lease, end on September 30, 2009 (the "Termination Date"). Promptly after the determination of the Commencement Date, Landlord and Tenant shall enter into a commencement letter agreement in the form attached as Exhibit C; the Termination Date shall not be adjusted.

        G. Tenant allowance(s): Refurbishment Allowance provided for in Exhibit E, Section III.

        H. "Security Deposit": Initially, the sum of $677,568.00, in the form of a letter of credit, as more fully described in Article VI.

                "Guarantor(s)": As of the date of this Lease, there are no Guarantors.

        J.      "Broker(s)": Broderick Group and CB Richard Ellis.

        K. "Permitted Use": General office use (which shall include the right to install a cafeteria (in accordance with Article IX below), a call center staffed by not more than 40 persons); and a retail travel office provided (x) such office is located on the ground floor of the Building, (y) such office is no larger than 5,000 square feet and (z) the operation of such office is in compliance with all applicable Laws.

        L.      "Notice Addresses"

                Tenant:

                On and after the Commencement Date, notices shall be sent to Tenant at the Premises. Prior to the Commencement Date, notices shall be sent to Tenant at the following address:

                EXPEDIA, INC.
                Attn: General Services Director
                Attn: General Counsel
                13810 SE Eastgate Way, Suite 400
                Bellevue, WA 98005
                Phone #: 425-564-7200
                Fax #: 425-564-7240

                     Landlord:                     With a copy to:

          EOP-Sunset North Bellevue, L.L.C.        Equity Office Properties
          c/o Equity Office Properties Trust       Two North Riverside Plaza
          3180 139th Avenue, S.E., Suite 290       Suite 2100
          Bellevue, WA 98005                       Chicago, Illinois 60606
          Attention: Property Manager              Attention: Regional Counsel -
                                                              Seattle Region

                Rent (defined in Section IV.A) is payable to the order of Equity Office Properties at the following address:

                                 Equity Office Properties
                                 c/o Bank of America
                                 File #056403
                                 Los Angeles, CA 90074-6403
                                 Dept. 13310

        M. "Business Day(s)" are Monday through Friday of each week, exclusive of New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("Holidays"). Landlord may designate additional Holidays, provided that the additional Holidays are commonly recognized by other office buildings in the area where the Building is located.

        N.      [INTENTIONALLY OMITTED]

        O. "Law(s)" means all applicable statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity.

        P. "Normal Business Hours" for the Building are 7:00 A.M. to 7:00 P.M. on Business Days and 7:00 A.M. to 2:00 P.M. on Saturdays.

        Q. "Property" means the Building and the parcel(s) of land on which it is located and, at Landlord's discretion, the Building garage and other improvements serving the Building, if any, and the parcel(s) of land on which they are located.

        R. "Project" means the parcel(s) of real estate outlined on Exhibit A-3 attached hereto and incorporated herein, which includes the Buildings, the Property and the Exterior Common Areas (defined below), all of which are located in Bellevue, Washington.

        S. "Exterior Common Areas" mean those areas of the Project and/or the Property which are not located within the Building and which are provided and maintained for the use and benefit of Landlord and tenants of the Building and/or the Project generally and the employees, invitees and licensees of Landlord and such tenants, including, without limitation, any parking garage, artificial lakes, walkways, plaza, roads, driveways, sidewalks, surface parking and landscapes.

II.     LEASE GRANT.

        Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, together with the right in common with others to use any portions of the Property that are designated by Landlord for the common use of tenants and others, such as sidewalks, unreserved parking areas, common corridors, elevator foyers, restrooms, vending areas and lobby areas (the "Common Areas").

III.    ADJUSTMENT OF COMMENCEMENT DATE; POSSESSION.

        A.      [INTENTIONALLY OMITTED]

        B Subject to Landlord's obligations under Section IX.B., the Premises are accepted by Tenant in "as is" condition and configuration. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition, and that there are no representations or warranties by Landlord regarding the condition of the Premises or the Building. If Landlord is delayed delivering possession of the Premises or any other space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space. Prior to Tenant's occupancy of Suite 100, Landlord and Tenant will jointly tour the Premises to create a "punchlist" of existing damage to the Premises (the "Punchlist"). Tenant shall have no obligation to repair any damage to the Premises which existed prior to Tenant's occupancy, as noted on the Punchlist.

        C. If Tenant takes possession of the Premises before the Commencement Date, such possession shall be subject to the terms and conditions of this Lease and Tenant shall pay Rent (defined in Section IV.A.) to Landlord for each day of possession before the Commencement Date. However, except for the cost of services consumed by Tenant, Tenant shall not be required to pay Rent for any days of possession before the Commencement Date during which Tenant and its vendors, consultants and contractors, with the approval of Landlord, is in possession of the Premises for the purposes described in the following sentence. Notwithstanding anything to the contrary in this Section III.C, Landlord grants Tenant the right, upon the mutual execution and delivery of this Lease, to enter the Premises, at Tenant's sole risk, solely for the purpose of installing telecommunications and data cabling, fixtures, furniture and equipment or other personal property in the Premises and to establish Connectivity, and such entry and activities shall not constitute "taking possession" of the Premises for the purposes of this Section III.C. In the event Landlord does not permit Tenant to have access to the Premises at least 30 days prior to the Commencement Date, the Commencement Date (as otherwise established pursuant to Section I.F above) shall be adjusted to be the day that is 30 days following the date Landlord first grants such access to Tenant, but in no event shall the Commencement Date be later than November 1, 2002.

IV.     RENT.

        A. Payments. As consideration for this Lease, Tenant shall pay Landlord, without any setoff or deduction except as expressly provided herein, the total amount of Base Rent and Additional Rent due for the Term. "Additional Rent" means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord. Additional Rent and Base Rent are sometimes collectively referred to as "Rent". Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent under applicable Law. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the installment of Base Rent for the first full calendar month of the Term shall be payable upon the execution of this Lease by Tenant. All other items of Rent shall be due and payable by Tenant on or before 30 days after delivery (as established pursuant to Article XXVIII below) of Landlord's invoice for such items. All payments of Rent shall be by good and sufficient check or by other means (such as automatic debit or electronic transfer) acceptable to Landlord. If Tenant fails to pay any item or installment of Rent when due, Tenant shall pay Landlord an administration fee equal to 4% of the past due Rent, provided that Tenant shall be entitled to a grace period of 5 Business Days for the first 2 late payments of Rent in a given calendar year. If the Term commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, the monthly Base Rent and Tenant's Pro Rata Share of Expenses (defined in Section IV.C.) and Taxes (defined in Section IV.D.) for the month shall be prorated based on the number of days in such calendar month. Landlord's acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction, and either party may accept the check or payment without prejudice to that party's right to recover the balance or pursue other available remedies. Tenant's covenant to pay Rent is independent of every other covenant in this Lease.

        B. Payment of Tenant's Pro Rata Share of Expenses and Taxes. Tenant shall pay Tenant's Pro Rata Share of the total amount of Expenses (defined in Section IV.C.) and Taxes (defined in
                Section IV.D) for each calendar year during the Term. Landlord shall provide Tenant with a good faith estimate of the total amount of Expenses and Taxes for each calendar year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the total amount of Expenses and Taxes. If Landlord determines that its good faith estimate was incorrect by a material amount, Landlord may provide Tenant with a revised estimate. After its receipt of the revised estimate, Tenant's monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the total amount of Expenses and Taxes by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year's estimate until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year's estimate. Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate. Any overpayment shall be refunded to Tenant within 30 days or credited against the next due future installment(s) of Additional Rent.

                As soon as is practical following the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual amount of Expenses and Taxes for the prior calendar year and Tenant's Pro Rata Share of the actual amount of Expenses and Taxes for the prior calendar year. If the estimated amount of Expenses and Taxes for the prior calendar year is more than the actual amount of Expenses and Taxes for the prior calendar year, Landlord shall apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated amount of Expenses and Taxes for the prior calendar year is less than the actual amount of Expenses and Taxes for such prior year, Tenant shall pay Landlord, within 60 days after its receipt of the statement of Expenses and Taxes, any underpayment for the prior calendar year.

        C. Expenses Defined. "Expenses" means the sum of (i) all direct and indirect costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Premises, Building and the Property, and (ii) the Building's, the Property's and the Landlord's allocable percentage of all direct and indirect costs of operating, maintaining, repairing and managing the Project (including the exterior Common Areas) imposed upon the Property and the Buildings, all costs, fees or other amounts payable by Landlord as the Buildings', the Property's or the Landlord's pro rata share of expenses to any association established for the benefit of the Project and/or other properties, for the maintenance of all common areas, inclusive of related costs which are the responsibility of any association on behalf of Landlord and other owners in the Project and/or other properties, and all fees payable to the company or association, if applicable, managing the parking areas within the Project, including, but not limited to:

                1. Labor costs, including, wages, salaries, social security and employment taxes, medical and other types of insurance, uniforms, training, and retirement and pension plans.

                2. Management fees, the cost of equipping and maintaining a management office of commercially reasonable size (additionally, if the personnel in such office perform management responsibilities for more than one property, the cost of such office shall be equitably allocated by Landlord among the relevant properties served), accounting and bookkeeping services, legal fees not attributable to leasing or collection activity, and other administrative costs. Landlord, by itself or through an affiliate, shall have the right to directly perform or provide any services under this Lease (including management services). However, in no event shall the management fees for the Building (expressed as a percentage of gross receipts for the Building) exceed the prevailing market management fees (expressed as a percentage of gross receipts), plus 1% of such fees, for comparable third party management companies offering comparable management services in office buildings similar to the Building in class, size, age and location.

                3. The cost of services, including amounts paid to service providers and the rental or purchase cost of parts, supplies, tools and equipment which are customarily used by landlords in the operation of comparable buildings in the area or otherwise reasonably necessary for the purpose of complying with Landlord's maintenance obligations hereunder.

                4. Premiums and deductibles paid by Landlord for insurance, including workers compensation, fire and extended coverage, earthquake, general liability, rental loss, elevator, boiler and other insurance customarily carried from time to time by owners of comparable office buildings.

                5. Electrical Costs (defined below) and charges for water, gas, steam and sewer, but excluding those charges for which Landlord is reimbursed by tenants. "Electrical Costs" means: (a) charges paid by Landlord for electricity and; (b) costs incurred in connection with an energy management program for the Building, Property or Project. Electrical Costs shall be adjusted as follows: (i) amounts received by Landlord as reimbursement for above standard electrical consumption shall be deducted from Electrical Costs; (ii) the cost of electricity incurred to provide overtime HVAC to specific tenants (as reasonably estimated by Landlord) shall be deducted from Electrical Costs; and (iii) if Tenant is billed directly for the cost of building standard electricity to the Premises as a separate charge in addition to Base Rent, or is separately metered and billed directly by the utility provider, the cost of electricity to individual tenant spaces in the Buildings shall be deducted from Electrical Costs.

                6. The amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) made to the Building, Property or Project which are: (a) performed primarily to reduce operating expense costs or otherwise improve the operating efficiency of the Building, Property or Project; or (b) required to comply with any Laws that are enacted, or first interpreted to apply to the Building, Property or Project, after the Commencement Date. The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or 10 years. The amortized cost of capital improvements may, at Landlord's option, include actual or imputed interest at the rate paid (or which would be paid) by Landlord on any funds borrowed for such expenditures from an unaffiliated third-party financial institution (not to materially exceed the market rate of interest consistently paid on such borrowed funds for such purposes). "Payback Period" means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvements.

                If Landlord incurs Expenses for the Buildings and the Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Buildings or the Property and the other buildings or properties. Expenses shall not include:

                (i) the cost of capital improvements (except as set forth above);

                (ii)    depreciation;

                (iii) interest (except as provided above for the amortization of capital improvements);

                        principal payments of mortgage and other non-operating debts of Landlord;

                (v) the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds;

                (vi) costs in connection with leasing space in the Buildings, including brokerage commissions;

                        lease concessions, including rental abatements and construction allowances, granted to specific tenants;

                        costs incurred in connection with the sale, financing or refinancing of the Buildings;

                (ix) fines, interest and penalties incurred due to the late payment of Taxes (defined in Section IV.D) or Expenses;

                        costs of repair, maintenance and operation of parking facilities serving the Building, to the extent such costs are covered by parking fee revenue received by Landlord;

                        organizational expenses associated with the creation and operation of the entity which constitutes Landlord; or

                        any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Buildings under their respective leases.

                If the Buildings are not at least 95% occupied during any calendar year or if Landlord is not supplying services to at least 95% of the total Rentable Square Footage of the Buildings at any time during a calendar year, Expenses shall, at Landlord's option, be determined as if the Buildings had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of the Buildings during that calendar year. The extrapolation of Expenses under this Section shall be performed by appropriately adjusting the cost of those components of Expenses that are impacted by changes in the occupancy of the Buildings.

        D. Taxes Defined. "Taxes" shall mean: (1) all real estate taxes and other assessments on the Buildings, Property and Project, including, but not limited to, assessments for special improvement districts and building improvement districts, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Building's, Property's and Project's share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Building, the Property and/or the Project; (2) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Building, Property or Project; and (3) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (1) and (2), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall not include any income, capital levy, franchise, capital stock, gift, estate or inheritance tax. If an assessment is payable in installments, Taxes for the year shall include the amount of the installment and any interest due and payable during that year. For all other real estate taxes, Taxes for that year shall, at Landlord's election, include either the amount accrued, assessed or otherwise imposed for the year or the amount due and payable for that year, provided that Landlord's election shall be applied consistently throughout the Term. If a change in Taxes is obtained for any year of the Term, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment.

        E.      Audit Rights.

                1. Tenant may, within 120 days after receiving Landlord's statement of Expenses and Taxes, give Landlord written notice ("Review Notice") that Tenant intends to review Landlord's records of the Expenses and/or Taxes for that calendar year. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the office of the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. Notwithstanding the foregoing, Landlord agrees that Tenant may retain a third party agent to review Landlord's books and records which is not a CPA firm, so long as the third party agent retained by Tenant shall have expertise in and familiarity with general industry practice with respect to the operation of and accounting for a first class office building; provided, if such third party agent's compensation is in any way contingent upon or tied to the financial impact on Tenant resulting from the review, any obligation of Landlord herein to "reimburse" Tenant for the "cost" of Tenant's review shall be limited to the commercially reasonable hourly charge that Tenant would have incurred had Tenant retained a third party agent whose compensation was not contingent upon the financial impact of the review. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit, unless (i) Landlord accepts Tenant's Objection Notice and Tenant has overpaid Expenses and Taxes by more than 3% or (ii) Tenant's Proposed Discrepancy Resolution (described below) is accepted by the arbitrators, as provided below, in which case such costs, expenses, and fees shall be paid by Landlord. Within 90 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an "Objection Notice") stating in reasonable detail any objection to Landlord's statement of Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the 120 day period or fails to provide Landlord with a Review Notice within the 120 day period described above, Tenant shall be deemed to have approved Landlord's statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant's Objection Notice. If Landlord and Tenant determine that Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant. Likewise, if Landlord and Tenant determine that Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord's records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due.

                2. If Landlord and Tenant, working together in good faith, are unable within thirty (30) days following Landlord's receipt of a timely Objection Notice from Tenant to resolve the discrepancy between Landlord's Statement and Tenant's review and/or audit ("Discrepancy"), either party, by written notice (the "Arbitration Notice") to the other within ten (10) Business Day after the expiration of such thirty (30) day period, shall have the right to have the Discrepancy determined by binding arbitration in accordance with the procedures set forth below. If Landlord and Tenant cannot agree upon the resolution of the Discrepancy and neither party elects to invoke its right of arbitration, Tenant's Objection Notice shall be deemed to be null and void and of no further force and effect. If the right of arbitration is invoked, Landlord and Tenant, within ten (10) Business Days after the date of the Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith analysis and resolution of the Discrepancy (collectively referred to as the "Proposed Discrepancy Resolutions"). If the higher of such Proposed Discrepancy Resolutions is not more than one hundred five percent (105%) of the lower of such Proposed Discrepancy Resolutions, then the resolution of the Discrepancy shall be the average of the two Proposed Discrepancy

                        Resolutions. If the Discrepancy is not resolved by the exchange of the proposed Discrepancy Resolutions, Landlord and Tenant within seven (7) days of the exchange of the Proposed Discrepancy Resolutions, shall select as an arbitrator, a mutually acceptable licensed CPA firm with experience in and familiarity with general industry practice with respect to the operation of and accounting for a first class office building in Bellevue, Washington, and whose compensation shall in no way be contingent upon or correspond to the financing impact on Landlord or Tenant resulting from the review and/or audit. If the parties cannot agree on an arbitrator, then within a second period of seven (7) days, each shall select an independent licensed CPA firm meeting the aforementioned criteria having no existing relationship with either Landlord or Tenant, and within a third period of seven (7) days, the two appointed licensed CPA firm shall select a third licensed CPA firm meeting the aforementioned criteria, and the third licensed CPA firm shall determine the resolution of the Discrepancy. If one party shall fail to make such an appointment within said second seven (7) day period, then the licensed CPA firm chosen by the other party shall be the sole arbitrator. If the two appointed licensed CPA firms are unable to agree upon such third licensed CPA firm, then either party, on behalf of both, may request appointment of such a qualified licensed CPA firm by the then Chief Judge of the United States District Court having jurisdiction over the Building, acting in his private non-judicial capacity. Request for appointment shall be made in writing with a copy given to the other party. Each party agrees that said Judge shall have the power to make the appointment. Once the arbitrator has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the arbitrator shall select one of the two Proposed Discrepancy Resolutions submitted by the Landlord and Tenant, which must be the one that is closer to the resolution of the Discrepancy as determined by the arbitrator. The selection of the arbitrator shall be rendered in writing to both Landlord and Tenant and shall be final and binding upon them. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. Any fees of any counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such counsel or expert.

V.      COMPLIANCE WITH LAWS; USE.

        The Premises shall be used only for the Permitted Use and for no other use whatsoever. Tenant shall not use or permit the use of the Premises for any purpose which is illegal, dangerous to persons or property or which, in Landlord's reasonable opinion, unreasonably disturbs any other tenants of the Building or interferes with the operation of the Building. Tenant shall comply with all Laws, including the Americans with Disabilities Act ("ADA"), regarding the operation of Tenant's business and the use, condition, configuration and occupancy of the Premises. Landlord, at its sole cost and expense (except to the extent properly included in Expenses), shall be responsible for correcting any violations of Title III of the ADA or applicable building codes with respect to the Premises and the Common Areas of the Building, provided that Landlord's obligation with respect to the Premises shall be limited to violations of the ADA and building codes as enacted and enforced as of the date of this Lease that arise out of the condition of the Premises prior to the installation of any furniture, equipment and other personal property of Tenant or the performance of any Alterations by Tenant. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Law. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment. Tenant, not Landlord, shall be responsible for the correction of any violations that arise out of or in connection with any claims brought under any provision of the ADA other than Title III, the specific nature of Tenant's business in the Premises (other than general office use), the acts or omissions of Tenant, its agents, employees or contractors, Tenant's arrangement of any furniture, equipment or other property in the Premises, any repairs, alterations, additions or improvements performed by or on behalf of Tenant and any design or configuration of the Premises specifically requested by Tenant. Tenant, within 10 days after receipt, shall provide Landlord with copies of any notices it receives regarding a violation or alleged violation of any Laws. Tenant shall comply with the rules and regulations of the Building attached as Exhibit B and such other reasonable rules and regulations adopted by Landlord from time to time. Tenant shall also cause its agents, contractors, subcontractors, employees, customers, and subtenants to comply with all rules and regulations. Landlord shall not knowingly discriminate against Tenant in Landlord's enforcement of the rules and regulations.

VI.     SECURITY DEPOSIT.

        A. The initial Security Deposit shall be delivered to Landlord within 30 days following the mutual execution of this Lease by Tenant and Landlord and shall be held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant's obligations. The Security Deposit is not an advance payment of Rent or a measure of Tenant's liability for damages. Landlord may, from time to time, without prejudice to any other remedy, use all or a portion of the Security Deposit to satisfy past due Rent or to cure any uncured default by Tenant. If Landlord uses the Security Deposit, Tenant shall on demand restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 45 days after the later to occur of: (1) the determination of Tenant's Pro Rata Share of Expenses and Taxes for the final year of the Term; (2) the date Tenant surrenders possession of the Premises to Landlord in accordance with this Lease; or (3) the Termination Date. If Landlord transfers its interest in the Premises, Landlord may assign the Security Deposit to the transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

        B.      1.      The Security Deposit shall be in the form of an
                        irrevocable letter of credit (the "Letter of Credit"), which Letter of Credit shall: (a) initially be in the amount of $677,568.00; (b) be issued on the form attached hereto as Exhibit F; (c) name Landlord as its beneficiary; and (d) be drawn on an FDIC insured financial institution reasonably satisfactory to the Landlord as of the date of issuance. The Letter of Credit (and any renewals or replacements thereof) shall be for a term of not less than 1 year. Tenant agrees that it shall from time to time, as necessary, whether as a result of a draw on the Letter of Credit by Landlord pursuant to the terms hereof or as a result of the expiration of the Letter of Credit then in effect, renew or replace the original and any subsequent Letter of Credit so that a Letter of Credit, in the amount required hereunder, is in effect until a date which is at least 60 days after the Termination Date of the Lease. If Tenant fails to furnish such renewal or replacement at least 60 days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) as a Security Deposit pursuant to the terms of this Article VI. Any renewal or replacement of the original or any subsequent Letter of Credit shall meet the requirements for the original Letter of Credit as set forth above.

                2. At least thirty (30) days prior to the Building 3 Must Take Space Commencement Date (defined in Section IV of Exhibit E) the Security Deposit shall increase by $597,250.00 and Tenant shall either provide Landlord an additional Letter of Credit in the amount of $597,250.00 ("First Additional Letter of Credit") or a replacement Letter of Credit in the amount of $1,274,818.00 ("First Replacement Letter of Credit").

                3. At least thirty (30) days prior to the 2005 Must Take Space Commencement Date (defined in Section III of Exhibit E), the Security Deposit shall increase by $1,108,054.00, to $2,382,872.00, and Tenant shall either provide Landlord an additional Letter of Credit in the amount of $1,108,054.00 (the "Second Additional Letter of Credit"), or a replacement Letter of Credit in the amount of $2,382,872.00 (the "Second Replacement Letter of Credit").

                4. Any First or Second Additional Letter of Credit or First or Second Replacement Letter of Credit shall be subject to conditions (b), (c) and (d) of Section VI.B.1., above. The Additional Letter(s) of Credit, and the initial Letter of Credit, and/or the Replacement Letter(s) of Credit, as applicable, may be hereinafter referred to collectively as the "Letters of Credit."

        C. If Landlord draws on any of the Letters of Credit as permitted in this Lease, then, within 10 days following demand of Landlord, Tenant shall restore the amount available under the Letters of Credit to their original amount by providing Landlord with an amendment to the applicable Letters of Credit evidencing that the amount available under the Letters of Credit has been restored to its original amount. In the alternative, Tenant may provide Landlord with cash, to be held by Landlord in accordance with this Article, equal to the restoration amount required under either of the Letters of Credit. A failure to timely restore the Letters of Credit shall, for the purposes of Article XIX below, be deemed a failure to pay an installment of Rent hereunder.

VII.    SERVICES TO BE FURNISHED BY LANDLORD.

        A.      Landlord agrees to furnish Tenant with the following services:

                1. Water service for use in the lavatories on each floor on which the Premises are located;

                2. Heat and air conditioning in season during Normal Business Hours (and during the hours that would be Normal Business Hours on President's Day, which, for purposes of this Section VII.A.2, shall be considered a "Business Day"), at such temperatures and in such amounts as are standard for comparable buildings or as required by governmental authority. Tenant, upon such advance notice as is reasonably required by Landlord, shall have the right to receive HVAC service during hours other than Normal Business Hours; Landlord currently requires notice (which may be telephonic) of Tenant's requirement for after-hours HVAC on or before 3:00 p.m. on the day such after-hours HVAC is required or, if such service is required on a weekend or Holiday, on or before 3:00 p.m. on the immediately preceding Business Day. Tenant shall pay Landlord the standard charge for the additional service as reasonably determined by Landlord from time to time, provided that the provision of HVAC service on President's Day as set forth above shall not be subject to such additional charge. As of the date hereof, Landlord's charge for after hours heating and air conditioning service is $14.00 per hour; Landlord specifically agrees that any increases in such charge for after-hours HVAC service shall be limited to increases in (A) the actual costs incurred by Landlord to supply such after-hours HVAC on an hourly basis, (B) increased wear and tear and depreciation of equipment to provide such after-hours HVAC as reasonably estimated by Landlord in good faith, and (C) actual out-of-pocket maintenance costs;

                3.      Maintenance and repair of the Property as described in
                        Section IX.B.;

                4. Janitor service to the Premises on Business Days in accordance with the cleaning specifications attached hereto as Exhibit G, or such other reasonably comparable specifications designated by Landlord from time to time. If Tenant's use, floor covering or other improvements require special services in excess of the standard services for the Building, Tenant shall pay the additional cost attributable to the special services;

                5.      Elevator service;

                6. Electricity to the Premises for general office use, in accordance with and subject to the terms and conditions in Article X; and

                7. Such other services as Landlord reasonably determines are necessary or appropriate for the Building or the Property.

        B. Landlord's failure to furnish, or any interruption or termination of, services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, or the occurrence of any event or cause beyond the reasonable control of Landlord (a "Service Failure") shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a material portion of the Premises, is made untenantable for a period in excess of 3 consecutive Business Days as a result of the Service Failure, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day of the Service Failure and ending on the day the service has been restored. If the entire Premises has not been rendered untenantable by the Service Failure, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises rendered untenantable and not used by Tenant. In no event, however, shall Landlord be liable to Tenant for any loss or damage, including the theft of Tenant's Property (defined in Article XV), arising out of or in connection with the failure of any security services, personnel or equipment.

        C. Subject to Force Majeure, to Landlord's reasonable security procedures, and to Articles XVII and XVIII below, Tenant shall have access to the Premises 24 hours per day, seven days per week.

VIII.   LEASEHOLD IMPROVEMENTS.

        All improvements to the Premises (collectively, "Leasehold Improvements") shall be owned by Landlord and shall remain upon the Premises without compensation to Tenant. However, Landlord, by written notice to Tenant within 30 days prior to the Termination Date, may require Tenant to remove, at Tenant's expense: (1) Cable (defined in Section IX.A) installed by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Building; and (2) any Leasehold Improvements that are performed by or for the benefit of Tenant following the date of this Lease and, in Landlord's reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements and which are timely so identified by Landlord pursuant to
Section IX.C.2 (below) (collectively referred to as "Required Removables"). Without limitation, it is agreed that Required Removables include internal stairways, raised floors, personal baths and showers, vaults, rolling file systems, structural alterations and modifications of any type and, any cafeteria installed by Tenant. The Required Removables designated by Landlord in accordance with Section IX.C.2 (below), shall be removed by Tenant before the Termination Date, provided that upon prior written notice to Landlord, Tenant may remain in the Premises for up to 5 days after the Termination Date for the sole purpose of removing the Required Removables. Tenant's possession of the Premises shall be subject to all of the terms and conditions of this Lease, including the obligation to pay Rent on a per diem basis at the rate in effect for the last month of the Term. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to remove any Required Removables or perform related repairs in a timely manner, Landlord, at Tenant's expense, may remove and dispose of the Required Removables and perform the required repairs. Tenant, within 30 days after receipt of an invoice, shall reimburse Landlord for the reasonable costs incurred by Landlord.

IX.     REPAIRS AND ALTERATIONS.

        A. Tenant's Repair Obligations. Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the Premises that are not Landlord's express responsibility under this Lease, and shall keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant's repair obligations include, without limitation, repairs to: (1) floor covering; (2) interior partitions; (3) doors; (4) the interior side of demising walls; (5) electronic, phone and data cabling and related equipment (collectively, "Cable") that is installed by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Building; (6) supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing, and similar facilities serving Tenant exclusively; and (7) Alterations performed by contractors retained by Tenant, including related HVAC balancing. All work shall be performed in accordance with the rules and procedures described in Section IX.C. below. If Tenant fails to make any repairs to the Premises for more than 30 days after notice from Landlord (although notice shall not be required if there is an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within 30 days after receipt of an invoice, together with an administrative charge in an amount equal to 5% of the cost of the repairs. To Landlord's knowledge, as of the date of this Lease, items meeting the description in clause (6) above are the following:

                (i) ten (10) supplemental air conditioning units located throughout the Building (which shall be Tenant's responsibility hereunder to the extent such units serve the Premises, as the Premises is expanded pursuant to the provisions of Exhibit E);

                (ii) a pre-action sprinkler system in the existing Data Room on the fifth (5th) floor of the Building (following the 2005 Must Take Space Commencement Date, the testing and maintenance of such system, as well as the panel and smoke/fire detection devices associated therewith, shall be Tenant's responsibility);

                (iii) an external emergency power system connection (including transfer switches and sub-panels) located adjacent to the Building loading dock;

                (iv) a proprietary internal key/lock system installed by bSquare in the Building and serving the Premises; and

                (v) a proprietary card-key system installed by bSquare in connection with bSquare's installation of its proprietary lock system described in clause (iv) above.

        B. Landlord's Repair Obligations. Landlord shall keep and maintain in good repair and working order and make repairs to and perform maintenance upon: (1) structural elements of the Building; (2) the Building systems, including but not limited to, mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general; (3) Common Areas; (4) the roof of the Building; (5) exterior windows of the Building; and (6) elevators serving the Building. Landlord shall promptly make repairs (considering the nature and urgency of the repair) for which Landlord is responsible.

C.      Alterations.

        1. Tenant shall not make alterations, additions or improvements to the Premises or install any Cable in the Premises or other portions of the Building (collectively referred to as "Alterations") without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. However, Landlord's consent shall not be required for any Alteration that satisfies all of the following criteria (a "Cosmetic Alteration"): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Building; (c) will not affect the systems or structure of the Building; and (d) does not require work to be performed inside the walls or above the ceiling of the Premises. However, even though consent is not required, the performance of Cosmetic Alterations shall be subject to all the other provisions of this Paragraph. Prior to starting work, Tenant shall furnish Landlord with plans and specifications reasonably acceptable to Landlord (unless the Alteration is of a nature for which such plans and specifications are not customarily prepared); names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Building systems); copies of contracts; necessary permits and approvals; evidence of contractor's and subcontractor's insurance in amounts reasonably required by Landlord; and any security for performance that is reasonably required by Landlord (provided that no such security for performance shall be required if the cost of the Alteration is $50,000 or less). Changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality that is at least equal to the quality designated by Landlord as the minimum standard for the Building. Landlord may designate reasonable rules, regulations and procedures for the performance of work in the Building and, to the extent reasonably necessary to avoid disruption to the occupants of the Building, shall have the right to designate the time when Alterations may be performed. Tenant shall reimburse Landlord within 30 days after receipt of an invoice for reasonable sums paid by Landlord for third party examination of Tenant's plans for non-Cosmetic Alterations. In addition, within 30 days after receipt of an invoice from Landlord, Tenant shall pay Landlord with respect to any non-Cosmetic Alterations (including the Initial Building 3 Alterations, as defined in
                Section IV.D.2 of Exhibit E) Landlord's actual cost to review such work (which will consist of (x) the cost of Landlord's construction manager's review of proposed plans, (y) the cost of the Building architect's review of proposed plans and (z) the cost of mechanical, electrical and plumbing engineers' review of plans, all without any mark-up for profit to Landlord); provided that Tenant's obligation to pay such costs shall not be applicable to the Refurbishment Work (as defined in Section III.D.2 of Exhibit E). Upon completion, Tenant shall furnish "as-built" plans (except for Cosmetic Alterations), completion affidavits, full and final waivers of lien and receipted bills covering all labor and materials. Tenant shall assure that the Alterations comply with all insurance requirements and Laws. Landlord's approval of an Alteration shall not be a representation by Landlord that the Alteration complies with applicable Laws or will be adequate for Tenant's use

        2. Landlord shall respond to Tenant's written request to consent for proposed alterations (a) within one (1) Business Day following delivery of Tenant's request for consent with respect to minor nonstructural Alterations, and (b) within three (3) Business Days following delivery of Tenant's request for consent with respect to major nonstructural Alterations. Concurrently with Landlord's consent to any proposed Alterations, including the Initial Building 3 Alterations, Landlord will notify Tenant whether and to the extent that any Alterations consented to will constitute a Required Removeable.

        3. Tenant shall have the right to relocate the reception area of the Premises to the 1st floor after January 1, 2005, and to modify multi-tenant floor configuration within the Premises into a "single tenant" configuration, in each case, with Landlord's consent, which shall not be unreasonably withheld or delayed; any such work may, in accordance with Section IX.C.2 above, constitute a Required Removable and Tenant may be required to restore such reception area and any corridor(s) altered by Tenant at the expiration or sooner termination of this Lease.

X.      USE OF ELECTRICAL SERVICES BY TENANT.

        A. Electricity used by Tenant in the Premises shall, at Landlord's option, be paid for by Tenant either: (1) through inclusion in Expenses (except as provided in Section X.B. for excess usage); or (2) by separate charge billed by the applicable utility company and payable directly by Tenant (the cost of installing a separate meter pursuant to this clause (2) will be borne by Landlord, subject to Landlord's ability to include such costs in Expenses). Electrical service to the Premises may be furnished by one or more companies providing electrical generation, transmission and distribution services, and the cost of electricity may consist of several different components or separate charges for such services, such as generation, distribution and stranded cost charges. Landlord shall have the exclusive right to select any company providing electrical service to the Premises, to aggregate the electrical service for the Property and Premises with other buildings, to purchase electricity through a broker and/or buyers group and to change the providers and manner of purchasing electricity.

        B. Tenant's use of electrical service shall not exceed, either in voltage, rated capacity, use beyond Normal Business Hours or overall load, the electrical standard for the Building. For purposes hereof, the "electrical standard" for the Building is:
                (i) a design load of 1.2 watts per square foot of net usable floor area for all building standard overhead lighting located within the Premises which requires a voltage of 480/277 volts; and (ii) a connected load of 6.0 watts per square foot of net usable area for all equipment located and operated within the Premises which requires a voltage of 120/208 volts single phase or less, it being understood that electricity required to operate the base building HVAC system is not included within or deducted from such 7.2 watts per square foot described in this subsection (ii). If Tenant requests permission to consume excess electrical service, Landlord may condition consent upon conditions that Landlord reasonably elects (including, without limitation, the installation of utility service upgrades, meters, submeters, air handlers or cooling units), and the additional usage (to the extent permitted by Law), installation and maintenance costs shall be paid by Tenant. Landlord shall have the right to separately meter electrical usage for the Premises and to measure electrical usage by survey or other commonly accepted methods.

XI.     ENTRY BY LANDLORD.

        Landlord, its agents, contractors and representatives may enter the Premises to inspect or show the Premises, to clean and make repairs, alterations or additions to the Premises, and to conduct or facilitate repairs, alterations or additions to any portion of the Building, including other tenants' premises. Except in emergencies or to provide janitorial and other Building services after Normal Business Hours, Landlord shall provide Tenant with reasonable prior notice of entry into the Premises, which may be given orally. If reasonably necessary for the protection and safety of Tenant and its employees, Landlord shall have the right to temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Normal Business Hours. Entry by Landlord shall not constitute constructive eviction or entitle Tenant to an abatement or reduction of Rent. Notwithstanding the foregoing, except in emergency situations as determined by Landlord, Landlord shall exercise reasonable efforts not to unreasonably interfere with the conduct of the business of Tenant in the Premises.

XII.    ASSIGNMENT AND SUBLETTING.

        A. Except in connection with a Permitted Transfer (defined in Section XII.E. below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed if Landlord does not elect to exercise its termination rights under Section XII.B below. Without limitation, it is agreed that Landlord's consent shall not be considered unreasonably withheld if: (1) the proposed transferee's financial condition does not meet the criteria Landlord uses to select Building tenants having similar leasehold obligations; provided with respect to a subtenant, Landlord shall apply a standard of whether the proposed subtenant is financially able to meet its sublease obligations, including its obligation to pay rent under the sublease, as it becomes due; (2) the proposed transferee's business is not suitable for the Building considering the business of the other tenants and the Building's prestige, or would result in a violation of another existing tenant's exclusive rights; (3) the proposed transferee is a governmental agency or occupant of the Building or Property; (4) Tenant is in default after the expiration of the notice and cure periods in this Lease; or (5) any portion of the Building or Premises would likely become subject to additional or different Laws as a consequence of the proposed Transfer. Notwithstanding the above, Landlord will not withhold its consent solely because the proposed subtenant or assignee is an occupant of the Building if Landlord does not have space available for lease in the Building that is comparable to the space Tenant desires to sublet or assign. Landlord shall be deemed to have comparable space if it has, or will have, space available on any floor of the Building that is approximately the same size as the space Tenant desires to sublet or assign as of the proposed commencement of the proposed sublease or assignment. Any attempted Transfer in violation of this Article shall, at Landlord's option, be void. Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord's rights to approve any subsequent Transfers. In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease.

        B.

                1. As part of its request for Landlord's consent to a Transfer, Tenant shall provide Landlord with financial statements for the proposed transferee, a complete copy of the proposed assignment, sublease and other contractual documents and such other information as Landlord may reasonably request. Landlord shall, by written notice to Tenant given as soon as reasonably possible but in any event within 30 days of its receipt of the required information and documentation, either:
                        (1) consent to the Transfer by the execution of a consent agreement in a form reasonably designated by Landlord or reasonably refuse to consent to the Transfer in writing; or (2) except in the case of a Permitted Transfer, exercise, subject to Section 2 below, its right to terminate this Lease with respect to the entire Premises, if Tenant is proposing to assign the Lease, or with respect to the portion of the Premises that Tenant is proposing to sublet if the proposed sublease term, with or without renewal options relating thereto, is for more than 75% of the then remaining Term of this Lease.

                        Tenant shall pay Landlord a review fee equal to the reasonable actual costs, expenses and attorney fees, including costs attributable to time expended by in house counsel, accountants or other personnel of Landlord, incurred for Landlord's review of any Permitted Transfer or requested Transfer, including the preparation and negotiation of any consent required of Landlord related thereto.

                2. Notwithstanding the above, if Landlord would be entitled to terminate this Lease with respect to all or any portion of the Premises in connection with a proposed Transfer, Tenant, prior to entering into a sublease or assignment, shall have the right to advise Landlord (the "Prior Notice") of its intention to sublet the Premises or assign this Lease. In the Prior Notice, Tenant shall describe whether Tenant intends to assign its interest under the Lease or whether Tenant intends to sublease all or a portion of the Premises (and the portion of the Premises Tenant intends to sublease), and the expected effective date of the proposed assignment or sublease. Landlord, by providing notice within 30 days after receipt of the Prior Notice, shall have the right to terminate this Lease, effective as of the effective date set forth in the Prior Notice, with respect to the Premises, if Tenant intends to assign its interest under the Lease, or with respect to the space that Tenant intends to sublet if Tenant intends to sublease all or a portion of the Premises. If Landlord fails to exercise its right to terminate within 30 days after the Prior Notice, Landlord may not elect to terminate in connection with a proposed assignment or subletting of the space described in the Prior Notice.

        C. Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives as a result of a Transfer (other than a Permitted Transfer) that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord's share of any excess within 30 days after Tenant's receipt of such excess consideration. Tenant may deduct from the excess all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer (other than Landlord's review fee), including brokerage fees, legal fees and construction costs. If Tenant is in Monetary Default (defined in Section XIX.A. below), Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of any payments received (less Landlord's share of any excess).

        D. Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership, or similar entity, and if the entity which owns or controls a majority of the voting shares/rights at any time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a recognized security exchange, or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed.

        E. Tenant may assign its entire interest under this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization without the consent of Landlord, provided that all of the following conditions are satisfied (a "Permitted Transfer"): (1) Tenant is not in default under this Lease; (2) Tenant's successor shall own all or substantially all of the assets of Tenant; (3) Tenant's successor shall have a net worth which is at least equal to Tenant's net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization; (4) [INTENTIONALLY OMITTED]; and (5) Tenant shall give Landlord written notice at least 10 days prior to the effective date of the proposed purchase, merger, consolidation or reorganization. Tenant's notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant's successor shall sign a commercially reasonable form of assumption agreement.

        F. Notwithstanding anything in this Article XII to the contrary, Tenant shall be permitted from time to time to permit its contractors or venture partners (including employees of same) ("Approved Users") to temporarily occupy space within the Premises in order to make such entities more accessible to Tenant, provided that (a) Tenant does not separately demise such space and the Approved Users utilize, in common with Tenant, one common entryway to the Premises as well as certain shared central services, such as reception, photocopying and the like; (b) the Approved Users shall not occupy, in the aggregate, more than 20% of the rentable area in the Premises;
                (c) the Approved Users occupy space in the Premises for the Permitted Use and for no other purpose; (d) all Approved Users shall occupy space in the Premises only so long as they continue to be contractors or venture partners of Tenant; and (e) Tenant notifies Landlord, in writing, of the identity of any such Approved Users prior to occupancy of any portion of the Premises by such Approved User$. If any Approved Users occupy any portion of the Premises as described herein, it is agreed that (i) the Approved Users must comply with all provisions of this Lease, and a default by any Approved Users shall be deemed a default by Tenant under this Lease; (ii) all notices required of Landlord under this Lease shall be forwarded only to Tenant in accordance with the terms of this Lease and in no event shall Landlord be required to send any notices to any Approved Users; (iii) in no event shall any use or occupancy of any portion of the Premises by any Approved User release or relieve Tenant from any of its obligations under this Lease; (iv) the Approved User and its employees, contractors and invitees visiting or occupying space in the Premises shall be deemed contractors of Tenant for purposes of Tenant's indemnification obligations in Article XIV; and (v) in no event shall the occupancy of any portion of the Premises by Approved Users be deemed to create a landlord/tenant relationship between Landlord and such Approved Users, and, in all instances, Tenant shall be considered the sole tenant under the Lease notwithstanding the occupancy of any portion of the Premises by the Approved Users.

        LIENS.

        Tenant shall not permit mechanic's or other liens to be placed upon the Premises, Building, Property or Project, or Tenant's leasehold interest in connection with any work or service done or purportedly done by or for benefit of Tenant. If a lien is so placed, Tenant shall, within 10 days of notice from Landlord of the filing of the lien, fully discharge the lien by settling the claim which resulted in the lien or by bonding or insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to discharge the lien, then, in addition to any other right or remedy of Landlord, Landlord may bond or insure over the lien or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord to bond or insure over the lien or discharge the lien, including, without limitation, reasonable attorneys' fees (if and to the extent permitted by Law) within 30 days after receipt of an invoice from Landlord.

        INDEMNITY AND WAIVER OF CLAIMS.

        A. Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), Tenant shall indemnify, defend and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagee(s) (defined in Article
                XXVI) and agents ("Landlord Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties (defined below) or any of Tenant's transferees, contractors or licensees.

        B. Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties (defined below), Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents ("Tenant Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord, the Landlord Related Parties or any of Landlord's contractors.

        C. Landlord and the Landlord Related Parties shall not be liable for, and Tenant waives, all claims for loss or damage to Tenant's business or loss, theft or damage to Tenant's Property or the property of any person claiming by, through or under Tenant resulting from: (1) wind or weather; (2) the failure of any sprinkler, heating or air-conditioning equipment, any electric wiring or any gas, water or steam pipes; (3) the backing up of any sewer pipe or downspout; (4) the bursting, leaking or running of any tank, water closet, drain or other pipe; (5) water, snow or ice upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Building; (6) any act or omission of any party other than Landlord or Landlord Related Parties; and (7) any causes not reasonably within the control of Landlord. Tenant shall insure itself against such losses under Article XV below. Notwithstanding the foregoing, except as provided in Article XVI to the contrary, Tenant shall not be required to waive any claims against Landlord (other than for loss or damage to Tenant's business) where such loss or damage is due to the negligence or willful misconduct of Landlord or any Landlord Related Parties. Nothing herein shall be construed as to diminish the repair and maintenance obligations of Landlord contained elsewhere in this Lease.

        INSURANCE.

        Tenant shall carry and maintain the following insurance ("Tenant's Insurance"), at its sole cost and expense: (1) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $2,000,000.00; (2) All Risk Property/Business Interruption Insurance, including flood and earthquake, written at replacement cost value and with a replacement cost endorsement covering all of Tenant's trade fixtures, equipment, furniture and other personal property within the Premises ("Tenant's Property"); (3) Workers' Compensation Insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute; and (4) Employers Liability Coverage of at least $1,000,000.00 per occurrence. Any company writing any of Tenant's Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name Tenant as a named insured and Landlord (or any successor), Equity Office Properties Trust, a Maryland real estate investment trust, EOP Operating Limited Partnership, a Delaware limited partnership, and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord as the interest of such designees shall appear, as additional insureds. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days' advance written notice of any change, cancellation, termination or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant's Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises for any reason, and upon renewals at least 15 days prior to the expiration of the insurance coverage. Landlord shall maintain so called All Risk property insurance on the Building at replacement cost value, as reasonably estimated by Landlord, and Commercial General Liability Insurance applicable to the Building and the Property, providing, on an occurrence basis, a minimum combined limit of $2,000,000. Except as specifically provided to the contrary, the limits of either party's' insurance shall not limit such party's liability under this Lease.

        SUBROGATION.

        Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claim, action or causes of action against the other and their respective trustees, principals, beneficiaries, partners, officers, directors, agents, and employees, for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to Tenant's Property, the Building, the Premises, any additions or improvements to the Building or Premises, or any contents thereof, including all rights of recovery, claims, actions or causes of action arising out of the negligence of Landlord or any Landlord Related Parties or the negligence of Tenant or any Tenant Related Parties, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

        CASUALTY DAMAGE.

        A. If all or any part of the Premises is damaged by fire or other casualty, Tenant shall immediately notify Landlord in writing. During any period of time that all or a material portion of the Premises is rendered untenantable as a result of a fire or other casualty, the Rent and Additional Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant. Landlord shall have the right to terminate this Lease if: (1) the Building shall be damaged so that, in Landlord's reasonable judgment, substantial alteration or reconstruction of the

                Building shall be required (whether or not the Premises has been damaged) and such alteration or reconstruction shall require in excess of 270 days to complete; (2) Landlord is not permitted by Law to rebuild the Building in substantially the same form as existed before the fire or casualty; (3) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the casualty; (4) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (5) a material uninsured loss to the Building occurs, and such loss was not required to be insured against by Landlord pursuant to the provisions of this Lease. Landlord may exercise its right to terminate this Lease by notifying Tenant in writing within 90 days after the date of the casualty. If Landlord does not terminate this Lease, Landlord shall commence and proceed with reasonable diligence to repair and restore the Building and the Leasehold Improvements (excluding any Alterations that were performed by Tenant in violation of this Lease). However, in no event shall Landlord be required to spend materially more than the insurance proceeds received by Landlord (plus any deductible payment). Landlord shall not be liable for any loss or damage to Tenant's Property or to the business of Tenant resulting in any way from the fire or other casualty or from the repair and restoration of the damage. Landlord and Tenant hereby waive the provisions of any Law relating to the matters addressed in this Article, and agree that their respective rights for damage to or destruction of the Premises shall be those specifically provided in this Lease.

        B. If all or any portion of the Premises shall be made untenantable by fire or other casualty, Landlord shall, with reasonable promptness, cause an architect or general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Premises and make the Premises tenantable again, using standard working methods ("Completion Estimate"). If the Completion Estimate indicates that the Premises cannot be made tenantable within 270 days from the date the repair and restoration is started, then regardless of anything in Section XVII.A above to the contrary, either party shall have the right to terminate this Lease by giving written notice to the other of such election within 10 days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the fire or casualty was caused by the intentional misconduct of Tenant, Tenant Related Parties or any of Tenant's transferees, contractors or licensees.

 XVIII. CONDEMNATION.

        Either party may terminate this Lease if the whole or any material part of the Premises shall be taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a "Taking"). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would leave the remainder of the Building unsuitable for use as an office building in a manner comparable to the Building's use prior to the Taking. In order to exercise its right to terminate the Lease, Landlord or Tenant, as the case may be, must provide written notice of termination to the other within 45 days after the terminating party first receives notice of the Taking. Any such termination shall be effective as of the date the physical taking of the Premises or the portion of the Building or Property occurs. If this Lease is not terminated, the Rentable Square Footage of the Buildings, the Rentable Square Footage of the Premises, the Buildings' allocable percentage and Tenant's Pro Rata Share shall, if applicable, be appropriately adjusted. In addition, Rent for any portion of the Premises taken or condemned shall be abated during the unexpired Term of this Lease effective when the physical taking of the portion of the Premises occurs. All compensation awarded for a Taking, or sale proceeds, shall be the property of Landlord, any right to receive compensation or proceeds being expressly waived by Tenant. However, Tenant may file a separate claim at its sole cost and expense for Tenant's Property and Tenant's reasonable relocation expenses, provided the filing of the claim does not diminish the award which would otherwise be receivable by Landlord.

XIX.    EVENTS OF DEFAULT.

        Tenant shall be considered to be in default of this Lease upon the occurrence of any of the following events of default:

        A. Tenant's failure to pay when due all or any portion of the Rent, if the failure continues for 5 Business Days after written notice to Tenant ("Monetary Default").

        B. Tenant's failure (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, if the failure is not cured within 10 Business Days after written notice to Tenant. However, if Tenant's failure to comply cannot reasonably be cured within 10 Business Days, Tenant shall be allowed additional time (not to exceed 90 days) as is reasonably necessary to cure the failure so long as: (1) Tenant commences to cure the failure within 10 Business Days, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with the Lease. However, if Tenant's failure to comply creates a hazardous condition, the failure must be cured immediately upon notice to Tenant. In addition, if Landlord provides Tenant with notice of Tenant's failure to comply with any particular term, provision or covenant of the Lease on 3 occasions during any 12 month period, Tenant's subsequent violation of such term, provision or covenant shall, at Landlord's option, be an incurable event of default by Tenant.

        C. Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts when due.

        D.      The leasehold estate is taken by process or operation of Law.

        E.      [INTENTIONALLY OMITTED]

        F.      [INTENTIONALLY OMITTED]

XX.     REMEDIES.

        A. Upon any default, Landlord shall have the right without notice or demand (except as provided in Article XIX) to pursue any of its rights and remedies at Law or in equity, including any one or more of the following remedies:

                1. Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord may, in compliance with applicable Law and without prejudice to any other right or remedy, enter upon and take possession of the Premises and expel and remove Tenant, Tenant's Property and any party occupying all or any part of the Premises. Tenant shall pay Landlord on demand the amount of all past due Rent and other losses and damages which Landlord may suffer as a result of Tenant's default, whether by Landlord's inability to relet the Premises on satisfactory terms or otherwise, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. "Costs of Reletting" shall include all costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, reasonable legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant.

                2. Terminate Tenant's right to possession of the Premises and, in compliance with applicable Law, expel and remove Tenant, Tenant's Property and any parties occupying all or any part of the Premises. Landlord may (but shall not be obligated to) relet all or any part of the Premises, without notice to Tenant, for a term that may be greater or less than the balance of the Term and on such conditions (which may include concessions, free rent and alterations of the Premises) and for such uses as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. Landlord shall not be responsible or liable for the failure to relet all or any part of the Premises or for the failure to collect any Rent. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease unless a written notice of termination is given to Tenant.

                3. In lieu of calculating damages under Sections XX.A.1 or XX.A.2 above, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant's right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the Prime Rate (defined in Section XX.B. below) then in effect, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting.

        B. Unless expressly provided in this Lease, the repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under the Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity. If Landlord declares Tenant to be in default, Landlord shall be entitled to receive interest on any unpaid item of Rent at a rate equal to the Prime Rate plus 4%. For purposes hereof, the "Prime Rate" shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the state in which the Building is located. Forbearance by Landlord to enforce one or more remedies shall not constitute a waiver of any default.

XXI.    LIMITATION OF LIABILITY.

        NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD'S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) (DEFINED IN ARTICLE XXVI BELOW) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN ARTICLE XXVI BELOW) ON THE PROPERTY, BUILDING OR PREMISES, NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. FOR PURPOSES HEREOF, "INTEREST OF LANDLORD IN THE PROPERTY" SHALL INCLUDE RENTS DUE FROM TENANTS, INSURANCE PROCEEDS, NET SALES PROCEEDS AND PROCEEDS FROM CONDEMNATION OR EMINENT DOMAIN PROCEEDINGS (PRIOR TO THE DISTRIBUTION OF SAME TO ANY PARTNER OR SHAREHOLDER OF LANDLORD OR ANY OTHER THIRD PARTY).

XXII.   NO WAIVER.

        Either party's failure to declare a default immediately upon its occurrence, or delay in taking action for a default shall not constitute a waiver of the default, nor shall it constitute an estoppel. Either party's failure to enforce its rights for a default shall not constitute a waiver of its rights regarding any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance or surrender of the Premises.

XXIII.  QUIET ENJOYMENT.

        Tenant shall, and may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building, and shall not be a personal covenant of Landlord or the Landlord Related Parties.

XXIV.   RELOCATION. [INTENTIONALLY OMITTED]

XXV.    HOLDING OVER.

        Except for any permitted occupancy by Tenant under Article VIII, if Tenant fails to surrender the Premises at the expiration or earlier termination of this Lease, occupancy of the Premises after the termination or expiration shall be that of a tenancy at sufferance. Tenant's occupancy of the Premises during the holdover shall be subject to all the terms and provisions of this Lease and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the greater of: (1) the sum of the Base Rent and Additional Rent due for. the period immediately preceding the holdover; or (2) the fair market gross rental for the Premises as reasonably determined by Landlord. No holdover by Tenant or payment by Tenant after the expiration or early termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, if Landlord is unable to deliver possession of the Premises to a new tenant, or to perform improvements for a new tenant, as a result of Tenant's holdover and Tenant fails to vacate the Premises within 15 days after Landlord notifies Tenant of Landlord's inability to deliver possession, or perform improvements, Tenant shall be liable to Landlord for all damages, including, without limitation, consequential damages, that Landlord suffers from the holdover.

XXVI.   SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATE.

        Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building, the Property or the Project, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a "Mortgage"). The party having the benefit of a Mortgage shall be referred to as a "Mortgagee". Landlord represents to Tenant that, as of the date of this Lease, there is no Mortgage encumbering the Building. This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. In lieu of having the Mortgage be superior to this Lease, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. If requested by a successor-in-interest to all or a part of Landlord's interest in the Lease, Tenant shall, without charge, attorn to the successor-in-interest. Landlord and Tenant shall each, within 10 days after receipt of a written request from the other, execute and deliver an estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). The estoppel certificate shall include a statement certifying that this Lease is unmodified (except as identified in the estoppel certificate) and in full force and effect, describing the dates to which Rent and other charges have been paid, representing that, to such party's actual knowledge, there is no default (or stating the nature of the alleged default) and indicating other matters with respect to the Lease that may reasonably be requested. Notwithstanding the foregoing in this Article to the contrary, as a condition precedent to the future subordination of this Lease to a future Mortgage, Landlord shall be required to provide Tenant with a non-disturbance, subordination, and attornment agreement in favor of Tenant from any Mortgagee who comes into existence after the Commencement Date. Such non-disturbance, subordination, and attornment agreement in favor of Tenant shall provide that, so long as Tenant is paying the Rent due under the Lease and is not otherwise in default under the Lease beyond any applicable cure period, its right to possession and the other terms of the Lease shall remain in full force and effect. Such non-disturbance, subordination, and attornment agreement may include other commercially reasonable provisions in favor of the Mortgagee, including, without limitation, additional time on behalf of the Mortgagee to cure defaults of the Landlord and provide that (a) neither Mortgagee nor any successor-in-interest shall be bound by (i) any payment of the Base Rent, Additional Rent, or other sum due under this Lease for more than 1 month in advance or (ii) any amendment or modification of the Lease made without the express written consent of Mortgagee or any successor-in-interest; (b) neither Mortgagee nor any successor-in-interest will be liable for (i) any act or omission or warranties of any prior landlord (including Landlord), (ii) the breach of any warranties or obligations relating to construction of improvements on the Property or any tenant finish work performed or to have been performed by any prior landlord (including Landlord), or (iii) the return of any security deposit, except to the extent such deposits have been received by Mortgagee; and
(c) neither Mortgagee nor any successor-in-interest shall be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord).

XXVII.  ATTORNEYS' FEES.

        If either party institutes a suit against the other for violation of or to enforce any covenant or condition of this Lease, or if either party intervenes in any suit in which the other is a party to enforce or protect its interest or rights, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys' fees.

XXVIII. NOTICE.

        If a demand, request, approval, consent or notice (collectively referred to as a "notice") shall or may be given to either party by the other, the notice shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service at the party's respective Notice Address(es) set forth in Article I, except that if Tenant has vacated the Premises (or if the Notice Address for Tenant is other than the Premises, and Tenant has vacated such address) without providing Landlord a new Notice Address, Landlord may serve notice in any manner described in this Article or in any other manner permitted by Law. Each notice shall be deemed to have been received or given on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or the other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address in the manner described in this Article.

        EXCEPTED RIGHTS.

        This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself the use of: (1) roofs, (2) telephone, electrical and janitorial closets, (3) equipment rooms, Building risers or similar areas that are used by Landlord for the provision of Building services, (4) rights to the land and improvements below the floor of the Premises, (5) the improvements and air rights above the Premises, (6) the improvements and air rights outside the demising walls of the Premises, and (7) the areas within the Premises used for the installation of utility lines and other installations serving occupants of the Building, the Property and the Project. Landlord has the right to change the Building's name or address; provided that, so long as Tenant is not in default hereunder, Landlord shall not
(i) rent any space in Building 3 or (so long as Tenant occupies at least 50,000 rentable square feet of space in Building 4) Building 4 to, or (ii) rename Building 3 or (so long as Tenant occupies at least 50,000 rentable square feet of space in Building 4) Building 4, using the names of, any of the following entities: 1. Orbitz, 2. Sabre (Travelocity) or 3. the travel division of American Express ("Competitors"). Tenant will have the right, no more often than once in any six (6) month period, and only if the Substitution Conditions (defined below) are then applicable, to designate a substitute entity for one
(1) of the Competitors, provided that such entity is a competitor of Tenant's in the travel industry with a market share in such industry, as demonstrated to Landlord's reasonable satisfaction, which places such entity as one of the five
(5) largest competitors in such industry. As used herein, the "Substitution Conditions" shall mean that (x) Tenant is not in default hereunder, and (y) Tenant has not subleased in excess of fifty percent (50%) of the Premises (other than pursuant to a Permitted Transfer or to Approved Users). The foregoing limitations on Landlord's leasing activity shall not apply to (A) any Competitor occupying its premises directly or (as an assignee, sublessee, licensee or concessionaire) indirectly under a lease that was executed prior to the later to occur of (i) the execution of this Lease or (ii) the designation of such entity as a Competitor (a "Prior Lease") or to a renewal or extension of a Prior Lease, or (B) to the subleasing by, or assignment of any lease by, any occupant of the Buildings. Landlord also has the right to make such other changes to the Property and Building as Landlord deems appropriate, provided the changes do not materially affect Tenant's ability to use the Premises for the Permitted Use. Landlord shall also have the right (but not the obligation) to temporarily close the Building if Landlord reasonably determines that there is an imminent danger of significant damage to the Building or of personal injury to Landlord's employees or the occupants of the Building. The circumstances under which Landlord may temporarily close the Building shall include, without limitation, electrical interruptions, hurricanes and civil disturbances. A closure of the Building under such circumstances shall not constitute a constructive eviction nor entitle Tenant to an abatement or reduction of Rent.

        SURRENDER OF PREMISES.

        At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall remove Tenant's Property (defined in Article XV) from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear excepted. Tenant shall also be required to remove the Required Removables in accordance with
Article VIII. If Tenant fails to remove any of Tenant's Property within 2 days after the termination of this Lease or of Tenant's right to possession, Landlord, at Tenant's sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant's Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant's Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred for Tenant's Property. In addition, if Tenant fails to remove Tenant's Property from the Premises or storage, as the case may be, within 30 days after written notice, Landlord may deem all or any part of Tenant's Property to be abandoned, and title to Tenant's Property shall be deemed to be immediately vested in Landlord.

XXXI.   MISCELLANEOUS.

        A. This Lease and the rights and obligations of the parties shall be interpreted, construed and enforced in accordance with the Laws of the state in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state. If any term or provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by Law. The headings and titles to the Articles and Sections of this Lease are for convenience only and shall have no effect on the interpretation of any part of the Lease.

        B. Tenant shall not record this Lease or any memorandum without Landlord's prior written consent.

        C. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease.

        D. Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, civil disturbances and other causes beyond the reasonable control of the performing party ("Force Majeure"). However, events of Force Majeure shall not extend any period of time for the payment of Rent or other sums payable by either party or any period of time for the written exercise of an option or right by either party.

        E. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building, Property and/or Project referred to herein, and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations.

        F.      1.      Tenant represents that it has dealt directly with and
                        only with the Broker as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease.
                        Landlord agrees to pay a brokerage commission to Tenant's Broker (as defined below) in accordance with the terms of a written commission agreement between Landlord and Tenant's Broker.

                2. Agency Disclosure. At the signing of this Lease, Landlord's leasing agent, John Black and Jason Furr, of Broderick Group ("Landlord's Broker"), represented Landlord. At the signing of this Lease, Tenant's agent, Peter Hollomon, of CB Richard Ellis ("Tenant's Broker"), represented Tenant. Each party signing this document confirms that the prior oral and/or written disclosure of agency was provided to such party in this transaction, as required by RCW 18.86.030(1)(g).

                3. Landlord and Tenant, by their execution of this Lease, each acknowledge and agree that they have timely received a pamphlet on the law of real estate agency as required under RCW 18.86.030(1)(f).

        G. Tenant covenants, warrants and represents that: (1) each individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant; (2) this Lease is binding upon Tenant; and (3) Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located. If there is more than one Tenant, or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities. Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them.

        H. Time is of the essence with respect to Tenant's exercise of any expansion, renewal or extension rights granted to Tenant. This Lease shall create only the relationship of landlord and tenant between the parties, and not a partnership, joint venture or any other relationship. This Lease and the covenants and conditions in this Lease shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns.

                The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or early termination of this Lease. Without limiting the scope of the prior sentence, it is agreed that Tenant's obligations under Sections IV.A, IV.B., VIII, XIV, XX, XXV and XXX shall survive the expiration or early termination of this Lease.

        J. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery of it does not constitute an offer to Tenant or an option. This Lease shall not be effective against any party hereto until an original copy of this Lease has been signed by such party.

        K. All understandings and agreements previously made between the parties are superseded by this Lease, and neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by Landlord and Tenant.

        L. Tenant, within 15 days after request, shall provide Landlord with a current financial statement and such other information as Landlord may reasonably request in order to create a "business profile" of Tenant and determine Tenant's ability to fulfill its obligations under this Lease. Notwithstanding the foregoing, if Tenant is a corporation the shares of which are traded on a nationally recognized exchange, Landlord agrees that Tenant's publicly available reports to the SEC on forms 10-Q and 10-K shall satisfy the requirements of this Section XXXI.L. Tenant, however, shall not require Tenant to provide such information unless Landlord is requested to produce the information in connection with a proposed financing or sale of the Building. Upon written request by Tenant, Landlord shall enter into a commercially reasonable confidentiality agreement covering any confidential information that is disclosed by Tenant.

        M. Except as may be expressly set forth herein to the contrary: (i) whenever consent or approval of either party is required, such party shall not unreasonably withhold, condition or delay such consent or approval; (ii) whenever a party is permitted to make a judgment from an opinion or exercise discretion in taking any action or making any determination, the party shall employ commercially reasonable standards in so doing; and (iii) where performance is to be made to a party's satisfaction, an objective and reasonable standard shall be employed in regard to such performance.

XXXII.  ENTIRE AGREEMENT.

        This Lease and the following exhibits and attachments constitute the entire agreement between the parties and supersede all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents: Exhibit A (Outline and Location of Premises), Exhibit A-2 (Legal Description of Property), Exhibit A-3 (Outline and Location of Project), Exhibit A-4 (2003 Must Take Space, 2005 Must Take Space and Building 3 Must Take Space), Exhibit B (Rules and Regulations), Exhibit C (Commencement Letter), Exhibit D (Work Letter Agreement), Exhibit E (Additional Provisions), Exhibit F (Letter of Credit), Exhibit G (Janitorial Specifications) and Exhibit H (Exterior Signage).

        Landlord and Tenant have executed this Lease as of the day and year first above written.

                        LANDLORD:

                        EOP-SUNSET NORTH BELLEVUE, L.L.C.,
                        a Washington  limited liability company

                                By:  EOP-Sunset North, L.L.C., a Delaware
                                     limited liability company, its managing
                                     member

                                     By:  EOP Operating Limited Partnership,
                                          a Delaware limited partnership, its
                                          sole member

                                          By:  Equity Office Properties Trust, a
                                               Maryland real estate investment
                                               trust, its general partner

                                               By:  /s/ M. Patrick Callahan
                                                    ------------------------
                                                    M. Patrick Callahan
                                                    Senior Vice President
                                                    Seattle Region

                        TENANT:

                        EXPEDIA, INC., a Washington corporation

                        By:     /s/ Michael K. Day
                                --------------------------
                        Name:     Michael K. Day
                                --------------------------
                        Title:    SVP, Operations
                                --------------------------

            THIS PAGE IS REQUIRED IF PROPERTY IS IN WASHINGTON STATE

                            LANDLORD ACKNOWLEDGMENTS

STATE OF WASHINGTON
COUNTY OF KING                ss:

        I, the undersigned, a Notary Public, in and for the County and State aforesaid, do hereby certify that m. Patrick Callahan, personally known to me to be the Senior Vice President of Equity Office Properties Trust, a Maryland real estate investment trust, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such officer of said entity being authorized so to do, he executed the foregoing instrument on behalf of said entity, by subscribing the name of such entity by himself/herself as such officer, as a free and voluntary act, and as the free and voluntary act and deed of said entity under the foregoing instrument for the uses and purposes therein set forth.

        GIVEN Under My hand and official seal this 12/th/ day of September, 2002.

[SEAL OF D'NITA C. BRUMMETT NOTARY PUBLIC]

                                                       /s/ D'nita C. Brummett
                                                    ----------------------------
                                                           Notary Public

                                                         D'nita C. Brummett
                                                    ----------------------------
                                                           Printed Name

Residing at Milton, WA

My Commission Expires: 3-19-05

                             TENANT ACKNOWLEDGMENTS

STATE OF WASHINGTON       )
COUNTY OF KING            )  ss:

        On this the 10/th/ day of SEPTEMBER 2002, before me a Notary Public duly authorized in and for the said County in the State aforesaid to take acknowledgments personally appeared MICHAEL K. DAY known to me to be SR. VICE President of EXPEDIA, INC., one of the parties described in the foregoing instrument, and acknowledged that as such officer, being authorized so to do,
(s)he executed the foregoing instrument on behalf of said corporation by subscribing the name of such corporation by himself/herself as such officer and caused the corporate seal of said corporation to be affixed thereto, as a free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

        IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                       /s/ Whitney S. Normile
                                                    ----------------------------
                                                            Notary Public

                                                         WHITNEY S. NORMILE
                                                    ----------------------------
                                                            Printed Name

Residing at: 4403 223rd ST SW, MLT WA 98043

My Commission Expires: 7/29/06

                                      [SEAL OF WHITNEY S. NORMILE NOTARY PUBLIC]

                                    EXHIBIT A

                                    PREMISES

        This Exhibit is attached to and made a part of the Lease by and between EOP-SUNSET NORTH BELLEVUE, L.L.C., a Washington limited liability company ("Landlord"), and EXPEDIA, INC., a Washington corporation ("Tenant"), for space initially in the Building located at 3150 139th Avenue SE, Bellevue, Washington, and commonly known as Sunset North Building 4, and subsequently to include space in the Building located at 3180 139th Avenue SE, Bellevue, Washington, and commonly known as Sunset North Building 3.

                             [GRAPHIC APPEARS HERE]

        I-90 Corporate Campus

Building 4/Floor 1

                                   EXHIBIT A-2

                          LEGAL DESCRIPTION OF PROPERTY

LOTS 6 THROUGH 10 OF SUNSET RIDGE 1-90 CORPORATE CAMPUS, A BINDING SITE PLAN, AS PER PLAT RECORDED IN VOLUME 154 OF PLATS, PAGES 77 THROUGH 80, RECORDS OF KING COUNTY;

EXCEPT ANY PORTION CONVEYED FOR 139TH AVE. S.E., BY DEED RECORDED UNDER RECORDING NO. 9101280422;

TOGETHER WITH AN UNDIVIDED 60% INTEREST IN LOT 11 AND TRACT C OF SAID PLAT;

AND TOGETHER WITH THOSE CERTAIN EASEMENT RIGHTS AS DELINEATED IN INSTRUMENT RECORDED UNDER RECORDING NO. 960109140;

AND TOGETHER WITH THOSE CERTAIN EASEMENT RIGHTS AS DELINEATED IN INSTRUMENT RECORDED UNDER RECORDING NO. 9107260572;

AND TOGETHER WITH THOSE CERTAIN EASEMENT RIGHTS AS DELINEATED IN INSTRUMENT RECORDED UNDER RECORDING NO. 9309292404;

SITUATE IN THE CITY OF BELLEVUE, COUNTY OF KING, STATE OF WASHINGTON.

                                   EXHIBIT A-3

                         OUTLINE AND LOCATION OF PROJECT

                             [GRAPHIC APPEARS HERE]

                                   EXHIBIT A-4

                             OUTLINE AND LOCATION OF
                 2003 MUST TAKE SPACE, 2004 MUST TAKE SPACE AND
                           BUILDING 3 MUST TAKE SPACE

                        2003 MUST TAKE SPACE, Page 1 of 6

                             [GRAPHIC APPEARS HERE]

        I-90 Corporate Campus
Building 4/Floor 2

                                   EXHIBIT A-4

                             OUTLINE AND LOCATION OF
                 2003 MUST TAKE SPACE, 2004 MUST TAKE SPACE AND
                           BUILDING 3 MUST TAKE SPACE

                        2005 MUST TAKE SPACE, Page 2 of 6

                             [GRAPHIC APPEARS HERE]

        I-90 Corporate Campus
Building 4/Floor 3

                                   EXHIBIT A-4

                             OUTLINE AND LOCATION OF
                 2003 MUST TAKE SPACE, 2004 MUST TAKE SPACE AND
                           BUILDING 3 MUST TAKE SPACE

                        2005 MUST TAKE SPACE, Page 3 of 6

                             [GRAPHIC APPEARS HERE]

        I-90 Corporate Campus
Building 4/Floor 4

                                   EXHIBIT A-4

                             OUTLINE AND LOCATION OF
                 2003 MUST TAKE SPACE, 2004 MUST TAKE SPACE AND
                           BUILDING 3 MUST TAKE SPACE

                        2005 MUST TAKE SPACE, Page 4 of 6

                             [GRAPHIC APPEARS HERE]

        I-90 Corporate Campus
Building 4/Floor 5

                                   EXHIBIT A-4

                             OUTLINE AND LOCATION OF
                 2003 MUST TAKE SPACE, 2004 MUST TAKE SPACE AND
                           BUILDING 3 MUST TAKE SPACE

                     BUILDING 3 MUST TAKE SPACE, Page 5 of 6

                     Sunset North Corporate Campus, Bldg. 3
                   3180 139th Ave. S.E. - Bellevue, Washington

                                    3rd Floor

                             [GRAPHIC APPEARS HERE]

                                   EXHIBIT A-4

                             OUTLINE AND LOCATION OF
                 2003 MUST TAKE SPACE, 2004 MUST TAKE SPACE AND
                           BUILDING 3 MUST TAKE SPACE

                     BUILDING 3 MUST TAKE SPACE, Page 6 of 6

                     Sunset North Corporate Campus, Bldg. 3
                   3180 139th Ave. S.E. - Bellevue, Washington

                                    4th Floor

                             [GRAPHIC APPEARS HERE]

                                    EXHIBIT B

                         BUILDING RULES AND REGULATIONS

        The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking garage (if any), the Property and the appurtenances. Capitalized terms have the same meaning as defined in the Lease.

1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant's employees to loiter in Common Areas or elsewhere about the Building or Property.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not be responsible for the damage.

3. No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant's cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel.

4. Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

5. Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord's prior written consent and Landlord shall have the right to retain at all times and to use keys to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant's cost, and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of this Lease. Notwithstanding the foregoing, Tenant shall have the right to install and utilize its own security system within the Premises, provided (i) Tenant cooperates with Landlord to integrate such system within the Building's Security System and (ii) Landlord receives a card key, code or other means to gain access to the Premises.

6. All contractors, contractor's representatives and installation technicians performing work in the Building shall be subject to Landlord's prior reasonable approval and shall be required to comply with Landlord's standard rules, regulations, policies and procedures, which may be revised from time to time.

7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours designated by Landlord. Tenant shall obtain Landlord's prior approval, which shall not be unreasonably withheld or delayed, by providing a detailed listing of the activity, provided that no such consent shall be required for moves of personnel from one place to another within the Premises, notwithstanding that elevators, stairways, or lobby areas may be used in connection with such moves. If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner required by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage or loss.

8. Landlord shall have the reasonable right to approve the weight, size, or location of heavy equipment or articles in and about the Premises. Damage to the Building by the installation, maintenance, operation, existence or removal of Tenant's Property shall be repaired at Tenant's sole expense.

9.      Corridor doors, when not in use, shall be kept closed,

10. Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute, or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building that might, in Landlord's sole opinion, constitute a nuisance.

11. No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

12. No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property. Tenant shall not, without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant, and shall remain solely liable for the costs of abatement and removal.

13. Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.

14 Tenant shall not take any action which would violate Landlord's labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord's or any other tenant's or occupant's business or with the rights and privileges of any person lawfully in the Building ("Labor Disruption"). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties, nor shall the Commencement Date of the Term be extended as a result of the above actions.

15. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as reasonably determined by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices, without Landlord's prior written consent, which shall not be unreasonably withheld. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

16. Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant's employees and visitors.

17. Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord. Landlord has designated an area for bicycle racks in the parking garage.

18. Landlord may from time to time adopt systems and procedures for the security and safety of the Building, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord's systems and procedures, provided that, as described above, Tenant shall be permitted to install and utilize its own security system within the Premises.

19. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord's reasonable opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20. Tenant shall not canvass, solicit or peddle in or about the Building or the Property.

21. Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

22. Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

23. Deliveries to and from the Premises shall be made only at the times, in the areas and through the entrances and exits designated from time to time by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

24. The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

                                    EXHIBIT C

                               COMMENCEMENT LETTER
                                    (EXAMPLE)

Date

Tenant
Address

Re: Commencement Letter with respect to that certain Lease dated as of __________, 200_, by and between EOP-SUNSET NORTH BELLEVUE, L.L.C., a Washington limited liability company, as Landlord, and EXPEDIA, INC., a Washington corporation, as Tenant, for ____ Rentable Square Footage on the 1st, 2nd, 3rd, 4th and 5th floors of the Building located at 3150 139th Avenue, SE, as well as ____ Rentable Square Footage on the ____ floor(s) of the Building located at 3180 139th Avenue, SE, Bellevue, Washington, and commonly known as Sunset North Building 4 and Building 3, respectively.

Dear

        In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:

        1.      The Commencement Date of the Lease is _________________,

        2.      The Termination Date of the Lease is _________________

        Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,

-------------------------
Property Manager

Agreed and Accepted:

Tenant:  ________________

By:        ______________
Name:      ______________
Title:     ______________
Date:      ______________

                                    EXHIBIT D

                                   WORK LETTER

        This Exhibit is attached to and made a part of the Lease by and between EOP-SUNSET NORTH BELLEVUE, L.L.C., a Washington limited liability company ("Landlord"), and EXPEDIA, INC., a Washington corporation ("Tenant"), for space in the Building located at 3150 139th Avenue SE, Bellevue, Washington, and commonly known as Sunset North Building 4.

        Alterations and Allowance.

        A. Tenant, following the delivery of the Premises by Landlord and the full and final execution and delivery of the Lease to which this Exhibit is attached and all prepaid Rent, evidence of procurement of all required insurance coverage, and subject to the timely delivery of the Security Deposit, shall have the right to perform alterations and improvements in the Premises (the "Initial Alterations"). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Article IX of the Lease, including, without limitation, approval by Landlord of the final plans for the Initial Alterations and the contractors to be retained by Tenant to perform such Initial Alterations. Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design. Landlord's approval of the contractors to perform the Initial Alterations shall not be unreasonably withheld. The parties agree that Landlord's approval of the general contractor to perform the Initial Alterations shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as required pursuant to the terms of this Lease, (iii) does not have the ability to be bonded for the work in an amount of no less than 150% of the total estimated cost of the Initial Alterations, (iv) does not provide current financial statements reasonably acceptable to Landlord, or (v) is not licensed as a contractor in the state/municipality in which the Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

        B This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

                                    EXHIBIT E

                              ADDITIONAL PROVISIONS

        This Exhibit is attached to and made a part of the Lease by and between EOP-SUNSET NORTH BELLEVUE, L.L.C., a Washington limited liability company ("Landlord"), and EXPEDIA, INC., a Washington corporation ("Tenant"), for space in the Building located at 3150 139th Avenue SE, Bellevue, Washington, and commonly known as Sunset North Building 4.

        CONTINGENCIES. This Lease is contingent upon the following:

        A. bSquare Termination Agreement. bSquare ("bSquare"), the current tenant of the Premises, entering into an agreement with Landlord to terminate its existing lease for the Premises (the "bSquare Lease Termination"). If the bSquare Lease Termination is not mutually executed and delivered on or before September 13, 2002, then, at Landlord's option, to be exercised by written notice delivered on or before September 13, 2002, this Lease shall be of no further force or effect.

        B. bSquare Furniture Transfer. bSquare entering into an agreement with Tenant pursuant to which bSquare transfers ownership of all furniture that currently is located in the portion of the Premises that is the subject of bSquare's lease on the 1st and 2nd floors of the Building, which transfer is (1) at no cost to Tenant and (2) with respect to the furniture located on the 1st floor, is effective upon the Commencement Date, and with respect to the furniture located on the 2nd floor, upon the 2003 Must Take Commencement Date (defined below). If bSquare and Tenant do not enter into such an agreement on or before October 1, 2002, then, at Tenant's option, to be exercised by written notice delivered on or before October 1, 2002, this Lease shall be of no further force or effect.

        C. Connectivity. Tenant obtaining fiber network telecommunications and fiber data connectivity with Tenant's space in the building ("Building One") known as Sunset Corporate Campus, Building One ("Connectivity"). Landlord shall use reasonable efforts to cooperate with Tenant, the City of Bellevue, and the ownership of Building One, to facilitate Tenant's establishment of Connectivity. If Tenant is not satisfied that Connectivity will be established on or before October 22, 2002, then, at Tenant's option, to be exercised by written notice delivered on or before October 1, 2002, this Lease shall be of no further force or effect.

II.     2003 MUST TAKE SPACE

        A. Tenant hereby leases from Landlord and Landlord hereby leases to Tenant the approximately 30,921 square feet of rentable area on the 2nd floor of the Building and shown on Exhibit A-4 attached hereto and hereby made a part of this Lease (the "2003 Must Take Space"). The Term with respect to the 2003 Must Take Space shall commence on January 1, 2003 (the "2003 Must Take Space Commencement Date"), and shall terminate on the Termination Date.

        B. The 2003 Must Take Space is leased by Tenant pursuant to all of the terms and conditions of the Lease, with the exception of Base Rent, which shall be pursuant to the following table:

                2003 Must Take Space

                ----------------------------------------------------------------------
                                        ANNUAL RATE            ANNUAL       MONTHLY
                       PERIOD         PER SQUARE FOOT        BASE RENT     BASE RENT
                ----------------------------------------------------------------------
                01/01/03 - 07/31/04    $   14.00          $  432,894.00    $ 36,074.50
                ----------------------------------------------------------------------
                08/01/04 - 09/30/09    $   15.00          $  463,815.00    $ 38,651.25
                ----------------------------------------------------------------------

        C. Tenant's Pro Rata Share. For the period commencing with the 2003 Must Take Space Commencement Date and ending on the Termination Date, Tenant's Pro Rata Share for the 2003 Must Take Space only shall be 6.6495%.

        D.      Improvements to 2003 Must Take Space.

                1. Tenant has inspected the 2003 Must Take Space and agrees to accept the same in its current, "as is" condition without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements except as follows: Landlord shall deliver the 2003 Must Take Space to Tenant broom-clean, free of debris and personal property of prior occupants (other than furniture acquired by Tenant from bSquare), as described above and with all utility systems, fixtures and equipment serving the 2003 Must Take Space in good operating condition. Prior to Tenant's occupancy of the 2003 Must Take Space, Landlord and Tenant will jointly tour the 2003 Must Take Space to create a "punchlist" of existing damage to the 2003 Must take Space. Tenant shall have no obligation to repair any damage to the 2003 Must Take Space which existed prior to Tenant's occupancy, as noted on such "punchlist"; additionally, Tenant shall have no obligation to remove any alterations or improvements made to the 2003 Must Take Space by any prior occupant, or to restore any improvements that were removed from the 2003 Must Take Space by any prior occupant.

                2. Any improvements to the 2003 Must Take Space will be carried out at Tenant's cost and shall be subject to the provisions of Exhibit D. The 2003 Must Take Space Commencement Date shall not be postponed or delayed if the initial improvements to the 2003 Must Take Space are incomplete on the 2003 Must Take Space Commencement Date, except to the extent such lack of completion is due solely to the acts of Landlord, in which event the 2003 Must Take Commencement Date shall be delayed on a day-for-day basis for each day that the completion of such work is delayed due to Landlord's acts (in any event, Tenant will give Landlord prompt notice of any alleged delay caused by Landlord in order to allow Landlord to investigate and remedy, to the extent necessary, any such delay). Subject to the provisions of
                        Section V. below, any delay in the completion of initial improvements to the 2003 Must Take Space shall not subject Landlord to any liability for any loss or damage resulting therefrom.

                3. Notwithstanding anything to the contrary in this Section II.D, Landlord grants Tenant the right to enter the 2003 Must Take Space up to 30 days prior to the 2003 Must Take Space Commencement Date, at Tenant's sole risk, solely for the purpose of installing telecommunications and data cabling, fixtures, furniture and equipment or other personal property, in the 2003 Must Take Space. If Landlord is delayed in delivering possession of the 2003 Must Take Space due to the holdover of a third party, Landlord will use reasonable efforts to obtain possession of the 2003 Must Take Space. In the event Landlord does not provide Tenant with access to the 2003 Must Take Space at lest 30 days prior to the 2003 Must Take Space Commencement Date, the 2003 Must Take Space Commencement Date shall be postponed to be the day that is 30 days after the date that Landlord first grants Tenant the right to enter the 2003 Must Take Space in connection with this Section II.D.4.

III.    2005 MUST TAKE SPACE

        A. Tenant hereby leases from Landlord and Landlord hereby leases to Tenant the approximately 92,763 square feet of rentable area on the 3rd, 4th, and 5th floors of the Building and shown on Exhibit A-4 attached hereto and hereby made a part of this Lease (the "2005 Must Take Space"). The Term with respect to the 2005 Must Take Space shall commence on January 1, 2005 (the "2005 Must Take Space Commencement Date"), and shall terminate on the Termination Date.

        B. The 2005 Must Take Space is leased by Tenant pursuant to all of the terms and conditions of the Lease, with the exception that Landlord will provide the Refurbishment Allowance, as described below, and Base Rent for the 2005 Must Take Space, shall be payable pursuant to the following table:

                2005 Must Take Space

                ----------------------------------------------------------------------
                                        ANNUAL RATE         ANNUAL        MONTHLY
                      PERIOD          PER SQUARE FOOT      BASE RENT     BASE RENT
                ----------------------------------------------------------------------
                01/01/05 - 09/30/09    $  15.00         $ 1,391,445.00   $  115,953.75
                ----------------------------------------------------------------------

        C. Tenant's Pro Rata Share. For the period commencing with the 2005 Must Take Space Commencement Date and ending on the Termination Date, Tenant's Pro Rata Share, for the 2005 Must Take Space only, shall be 19.9485%.

        D.      Improvements to 2005 Must Take Space.

                1 Tenant has inspected the 2005 Must Take Space and agrees to accept the same in its current, "as is" condition without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements except as follows:
                        Landlord shall deliver the 2005 Must Take Space to Tenant broom-clean, free of debris and personal property of prior occupants (other than furniture acquired by Tenant from bSquare), as described above and with all utility systems, fixtures and equipment serving the 2005 Must Take Space in good operating condition. Prior to Tenant's occupancy of the 2005 Must Take Space, Landlord and Tenant will jointly tour the 2005 Must Take Space to create a "punchlist" of existing damage in the 2005 Must Take Space. Tenant shall have no obligation to repair any damage to the 2005 Must Take Space which existed prior to Tenant's occupancy, as noted on such "punchlist"; additionally, Tenant shall have no obligation to remove any alterations or improvements made to the 2005 Must Take Space by any prior occupant, or to restore any improvements that were removed from the 2005 Must Take Space by any prior occupant.

                2 Subject to the application of the Refurbishment Allowance (defined below), any improvements to the 2005 Must Take Space (including the Refurbishment Work, described below) will be at Tenant's cost. Landlord shall make available to Tenant an allowance of $747,435.00 (equivalent to $5.00 per rentable square foot of the original Premises, the 2003 Must Take Space and the 2005 Must Take Space) (the "Refurbishment Allowance") for Tenant's use in painting and re-carpeting the entire Premises (the "Refurbishment Work"), which Refurbishment Work shall be completed by Tenant prior to Tenant's occupancy of the 2005 Must Take Space. The Refurbishment Allowance shall be made available to Tenant in monthly increments as the Refurbishment Work is completed, commencing December 1, 2004. The Refurbishment Allowance may only be used for design and hard costs in connection with the Reburbishment Work. The Refurbishment Allowance, shall be paid to Tenant in periodic disbursements within 30 days after receipt of the following documentation: (i) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; and (ii) contractor's, subcontractor's and material supplier's waivers of liens which shall cover all work for which disbursement is being requested and all other statements and forms required for compliance with the mechanics' lien laws of the state in which the Premises is located, together with all such invoices, contracts, or other supporting data as Landlord may reasonably require. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Refurbishment Allowance during the continuance of an uncured default under the Lease, and Landlord's obligation to disburse shall only resume when and if such default is cured.

                3 Any improvements to the 2005 Must Take Space shall be subject to the provisions of Exhibit D. The 2005 Must Take Space Commencement Date shall not be postponed or delayed if the initial improvements to the 2005 Must Take Space (inclusive of the Refurbishment Work) are incomplete on the 2005 Must Take Space Commencement Date, except to the extent such lack of completion is due solely to the acts Landlord, in which event the 2005 Must Take Commencement Date shall be delayed on a day-for-day basis for each day that completion of such work is delayed and due to Landlord's acts (in any event, Tenant will give Landlord prompt notice of any alleged delay caused by Landlord, in order to allow Landlord to investigate and remedy, to the extent necessary, any such delay). Subject to the provisions of
                        Section V below, any delay in the completion of initial improvements to the 2005 Must Take Space shall not subject Landlord to any liability for any loss or damage resulting therefrom.

                4. Notwithstanding anything to the contrary in this Section III.D., Landlord grants Tenant the right to enter the 2005 Must Take Space up to 30 days prior to the 2005 Must Take Space Commencement Date, at Tenant's sole risk, solely for the purpose of installing telecommunications and data cabling, fixtures, furniture and equipment or other personal property, in the 2005 Must Take Space. If Landlord is delayed in delivering possession of the 2005 Must Take Space, Landlord will use reasonable efforts to obtain possession of the 2005 Must Take Space. In the event Landlord does not provide Tenant with access to the 2005 Must Take Space at least 30 days prior to the 2005 Must Take Space Commencement Date, the 2005 Must Take Space Commencement Date shall be postponed to be the day that is 30 days after the date that Landlord first grants Tenant the right to enter the 2005 Must Take Space in accordance with this
                        Section III.D.4.

IV.     BUILDING 3 MUST TAKE SPACE.

        A. Tenant hereby leases from Landlord and Landlord hereby leases to Tenant the entire 3rd and 4th floors in Building 3, consisting of approximately 63,510 square feet of rentable area (the "Building 3 Must Take Space"). The Term with respect to the Building 3 Must Take Space shall commence on July 1, 2004 (the "Building 3 Must Take Space Commencement Date"), and shall terminate on the Termination Date. Upon the determination of the location and configuration of the Building 3 Must Take Space, Landlord will deliver to Tenant a confirmation of the actual rentable square footage of the Building 3 Must Take Space.

        B. The Building 3 Must Take Space is leased by Tenant pursuant to all of the terms and conditions of the Lease, with the exception that Landlord will provide the Building 3 Allowance, as described below, and Base Rent for the Building 3 Must Take Space, shall be payable pursuant to the following table (provided that the "Annual Base Rent" and "Monthly Base Rent" columns assume that the Building 3 Must Take Space is 63,510 square feet, and the actual Annual and Monthly Base Rent shall be adjusted based on the actual rentable square footage of the Building 3 Must Take Space):

                Building 3 Must Take Space

                ------------------------------------------------------------------
                                         ANNUAL RATE         ANNUAL     MONTHLY
                     PERIOD            PER SQUARE FOOT     BASE RENT   BASE RENT
                ------------------------------------------------------------------
                07/01/04 - 07/31/04   $   14.00          $ 889,140.00  $ 74,095.00
                ------------------------------------------------------------------
                08/01/04 - 09/30/09   $   15.00          $ 952,650.00  $ 79,387.50
                ------------------------------------------------------------------

        C. Tenant's Pro Rata Share. For the period commencing with the Building 3 Must Take Space Commencement Date and ending on the Termination Date, Tenant's Pro Rata Share, for the Building 3 Must Take Space only, shall be a percentage equal to the percentage of the total Buildings square footage (465,013) consisting of the Building 3 Must Take Space. For example, if the Building 3 Must Take Space consists of 63,510 square feet, Tenant's Pro Rata Share for the Building 3 Must Take Space only shall be 13.6577%.

        D.      Improvements to Building 3 Must Take Space.

                        Tenant agrees to accept the Building 3 Must Take Space in its current, "as is" condition without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements except as follows:
                        Landlord shall deliver the Building 3 Must Take Space to Tenant broom-clean, free of debris and personal property of prior occupants as described above and with all utility systems, fixtures and equipment serving the Building 3 Must Take Space in good operating condition. Prior to Tenant's occupancy of the Building 3 Must Take Space, Landlord and Tenant will jointly tour the Building 3 Must Take Space to create a "punchlist" of existing damage in the Building 3 Must Take Space. Tenant shall have no obligation to repair any damage to the Building 3 Must Take Space which existed prior to Tenant's occupancy, as noted on such "punchlist"; additionally, Tenant shall have no obligation to remove any alterations or improvements made to the Building 3 Must Take Space by any prior occupant, or to restore any improvements that were removed from the Building 3 Must Take Space by any prior occupant.

                2. Subject to the application of the Building 3 Allowance (defined below), any improvements to the Building 3 Must Take Space will be at Tenant's cost. Landlord shall make available to Tenant an allowance of $40.00 per rentable square foot of the Building 3 Must Take Space (the "Building 3 Allowance") for Tenant's use in constructing initial tenant improvements within the Building 3 Must Take Space ("Initial Building 3 Alterations"). The Building 3 Allowance shall be made available to Tenant in monthly increments as Initial Building 3 Alterations are completed. The Building 3 Allowance may be used for design and hard costs in connection with the Initial Building 3 Alterations, as well as permitting costs and Landlord's costs as provided in Section IXC.1 of the Lease. The Building 3 Allowance, less a 10% retainage (which retainage shall be payable as part of the final draw), shall be paid to Tenant in periodic disbursements within 30 days after receipt of the following documentation: (i) an application for payment and sworn statement of Tenant's contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein;
                        (ii) a certification from an AIA architect substantially in the form of the Architect's Certificate for Payment which is located on AIA Document G702, Application and Certificate of Payment; (iii) contractor's, subcontractor's and material supplier's waivers of liens which shall cover all Building 3 Initial Alterations for which disbursement is being requested and all other statements and forms required for compliance with the mechanics' lien laws of the state in which the Building 3 Must Take Space is located, together with all such invoices, contracts, or other supporting data as Landlord or Landlord's Mortgagee (if any) may reasonably require; and (iv) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost to complete the Building 3 Initial Alterations. Upon completion of the Building 3 Initial Alterations, and prior to final disbursement of the Building 3 Allowance, Tenant shall furnish Landlord with: (1) general contractor and architect's completion affidavits, (2) full and final waivers of lien, (3) receipted bills covering all labor and materials expended and used, (4) as-built plans of the Building 3 Initial Alterations, and (5) the certification of Tenant and its architect that the Building 3 Initial Alterations have been installed in a good and workmanlike manner in accordance with the plans approved by Landlord, and in accordance with applicable laws, codes and ordinances. In no event shall Landlord be required to disburse the Building 3 Allowance more than one time per month. If the estimated cost of constructing the Building 3 Initial Alterations exceeds the Building 3 Allowance, Tenant shall be entitled to the Building 3 Allowance in accordance with the terms hereof, but each individual disbursement of the Building 3 Allowance shall be disbursed in the proportion that the Building 3 Allowance bears to the total cost for the Building 3 Initial Alterations, less the 10% retainage referenced above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Building 3 Allowance during the continuance of an uncured default under the Lease, and Landlord's obligation to disburse shall only resume when and if such default is cured.

                3. Any improvements to the Building 3 Must Take Space shall be subject to the provisions of Exhibit D. The Building 3 Must Take Space Commencement Date shall not be postponed or delayed if the initial improvements to the Building 3 Must Take Space are incomplete on the Building 3 Must Take Space Commencement Date, except to the extent such lack of completion is due solely to the acts of Landlord, in which event the Building 3 Must Take Commencement Date shall be delayed on a day-for-day basis for each day that completion of such work is delayed and due to Landlord's acts (in any event, Tenant will give Landlord prompt notice of any alleged delay caused by Landlord, in order to allow Landlord to investigate and remedy, to the extent necessary, any such delay). Subject to the provisions of Section V, any delay in the completion of initial improvements to the Building 3 Must Take Space shall not subject Landlord to any liability for any loss or damage resulting therefrom.

                4. Notwithstanding anything to the contrary in this Section IV, Landlord grants Tenant the right to enter the Building 3 Must Take Space up to 90 days prior the Building 3 Must Take Space Commencement Date, at Tenant's sole risk, solely for the purposes of constructing the Initial Building 3 Alterations and installing telecommunications and data cabling, fixtures, furniture and equipment or other personal property, in the Building 3 Must Take Space. If Landlord is delayed in delivering possession of the Building 3 Must Take Space, Landlord will use reasonable efforts to obtain possession of the Building 3 Must Take Space. In the event Landlord does not provide Tenant with access to the Building 3 Must Take Space at least 90 days prior to the Building 3 Must Take Space Commencement Date, the Building 3 Must Take Space Commencement Date shall be postponed to be the day that is 90 days after the date that Landlord first grants Tenant the right to enter the Building 3 Must Take Space in accordance with this
                        Section IV.D.4.

        E. Stairway Enclosure. There currently exists an internal stairwell connecting the 4th and 5th floors of Building 3 (the "Stairwell"). In lieu of removing the Stairwell, and in order to preserve the Stairwell for Tenant's use should Tenant expand the Premises within Building 3 to include the 5th floor of Building 3 (or a portion of such 5th floor which is served by the Stairwell), Landlord, at Tenant's request, will enclose the Stairwell in a manner reasonably acceptable to both Landlord and Tenant. In such event, the rentable area of the Building 3 Must Take Space, as described above, shall be reduced appropriately to delete therefrom the rentable area of the enclosed Stairwell, and, concurrently with such adjustment, Landlord and Tenant will enter into an amendment to the Lease, adjusting the Base Rent payable for the Building 3 Must Take Space, Tenant's Pro Rata Share for the Building 3 Must Take Space, the Building 3 Allowance, the per diem Base Rent abatement granted pursuant to
                Section V below, and effecting any other change reasonably necessitated by the adjustment of the rentable area of the Building 3 Must Take Space.

        F. Tenant's obligation to lease the Building 3 Must Take Space, and Landlord's obligation to lease to Tenant the Building 3 Must Take Space, is contingent upon Onyx Software Corporation ("Onyx"), the current tenant of the Building 3 Must Take Space, entering into an agreement with Landlord to terminate its existing lease for the Building 3 Must Take Space (the "Onyx Lease Termination"). If the Onyx Lease Termination is not mutually executed and October 11, 2002, then, at either party's option, to be exercised by written notice on or before October 15, 2002, this Section IV shall be of no further force or effect.

V. LATE DELIVERY OF MUST TAKE SPACE. If any Must Take Space (including the 2003 Must Take Space, the 2005 Must Take Space, and the Building 3 Must Take Space) is not delivered to Tenant by Landlord on or before (i) February 1, 2003, in the case of the 2003 Must Take Space, (ii) February 1, 2005, in the case of the 2005 Must Take Space, or (iii) June 1, 2004, in the case of the Building 3 Must Take Space (the "Outside Delivery Date"), Tenant shall be entitled to a Base Rent abatement to be applied following the applicable Must Take Space Commencement Date, of $1,202.48, with respect to the 2003 Must Take Space, $3,865.13, with respect to the 2005 Must Take Space and $2,469.83, with respect to the Building 3 Must Take Space, multiplied by the number of days in the period beginning on the Outside Delivery Date and ending on the date the Must Take Space is delivered to Tenant, plus an abatement of payment of Tenant's Pro Rata Share of Expenses and Taxes for the same number of days after the applicable Must Take Space Commencement Date. Landlord and Tenant acknowledge and agree that the Outside Delivery Date(s) shall be postponed by the number of days the delivery of any Must Take Space is delayed due to delays caused by Tenant or by events of Force Majeure.

VI.     FIRST RENEWAL OPTION.

        A. Grant of Option; Conditions. Tenant shall have the right to extend the Term (the "First Renewal Option") for one additional period of 5 years commencing on the day following the Termination Date and ending on the 5th anniversary of the Termination Date (the "First Renewal Term"), if:

                1. Landlord receives notice of exercise ("Initial Renewal Notice") not less than 12 full calendar months prior to the expiration of the initial Term and not more than 15 full calendar months prior to the expiration of the initial Term; and

                2. Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice (as defined below); and

                3. Tenant (or Approved Users) occupies at least sixty percent (60%) of the Premises then under lease to Tenant; and,

                4. Tenant has not sublet more than forty-percent (40%) of the Premises then under lease to Tenant (other than pursuant to a Permitted Transfer) at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice; and

                5. The Lease has not been assigned (other than pursuant to a Permitted Transfer prior to the date that Tenant delivers its Initial Renewal Notice or prior to the date Tenant delivers its Binding Notice.

        B.      Terms Applicable to Premises During First Renewal Term.

                1. The initial Base Rent rate per rentable square foot for the Premises during the First Renewal Term shall equal 95% of the Prevailing Market rate (hereinafter defined) per rentable square foot for the Premises. Base Rent during the First Renewal Term shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate. Base Rent attributable to the Premises shall be payable in monthly installments in accordance with the terms and conditions of Article IV of the Lease.

                2. Tenant shall pay Additional Rent (i.e. Taxes and Expenses) for the Premises during the First Renewal Term in accordance with the terms of Article IV of the Lease, and the manner and method in which Tenant reimburses Landlord for Tenant's share of Taxes and Expenses and the Base Year, if any, applicable to such matter, shall be some of the factors considered in determining the Prevailing Market rate for the First Renewal Term.

        C. Initial Procedure for Determining Prevailing Market. Within 30 days after receipt of Tenant's Initial Renewal Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises for the First Renewal Term. Tenant, within 30 days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the First Renewal Term, shall either (i) give Landlord final binding written notice ("Binding Notice") of Tenant's exercise of its First Renewal Option, or
                (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "Rejection Notice"). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such 30 day period, Tenant shall be deemed to have provided a Rejection Notice within such 30 day period. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment (as defined below) upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice (or is deemed to have provided a Rejection Notice) (or is deemed to have provided a Rejection Notice), Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises during the First Renewal Term. Upon agreement, Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant fail to agree upon the Prevailing Market rate within 30 days after the date Tenant provides (or is deemed to have provided) Landlord with the Rejection Notice, either party may, by written notice to the other (the "Arbitration Notice") within 5 days after the expiration of such 30 day period, shall have the Prevailing Market rate determined in accordance with the arbitration procedures described in Section D below. If Landlord and Tenant fail to agree upon the Prevailing Market rate within the 30 day period described, an Arbitration Notice will be deemed delivered on such 30th day and the Prevailing Market rate will be determined in accordance with Section VI. D below.

        D.      Arbitration Procedure.

                1 If an Arbitration Notice has been provided (or deemed provided), Landlord and Tenant, within 15 days after the date of the Arbitration Notice (or the date the Arbitration Notice is deemed given), shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the First Renewal Term (collectively referred to as the "Estimates"). If a party fails to timely deliver an Estimate, the other party's Estimate shall be deemed the Prevailing Market rate. If the higher of such Estimates is not more than 105% of the lower of such Estimates, then Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not resolved by the exchange of Estimates, then, within 7 days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the First Renewal Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least 5 years experience within the previous 10 years as a real estate appraiser working in the I-90 corridor of Bellevue, Washington, with working knowledge of current rental rates and practices. For purposes hereof, an "MAI" appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an "ASA" appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of , the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization, and designation most similar).

                2. Upon selection, Landlord's and Tenant's appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant, and an amount equal to 95% of such Estimate shall be the Base Rent rate for the Premises during the First Renewal Term. If either Landlord or Tenant fails to appoint an appraiser within the 7 day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within 20 days after their appointment, then, within 10 days after the expiration of such 20 day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e. arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within 14 days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate, such Estimate shall be binding on both Landlord and Tenant, and an amount equal to 95% of such Estimate shall be the Base Rent rate for the Premises during the First Renewal Term . If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

                3. If the Prevailing Market rate has not been determined by the commencement date of the First Renewal Term, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the initial Term for the Premises until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of the First Renewal Term for the Premises. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within 30 days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease and, to the extent necessary, any subsequent installments, until the entire amount of such overpayment has been credited against Base Rent.

        E. Renewal Amendment. If Tenant is entitled to and properly exercises its First Renewal Option, Landlord shall prepare an amendment (the "Renewal Amendment") to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms. The Renewal Amendment shall be sent to Tenant within a reasonable time after receipt of the Binding Notice and Tenant shall execute and return the Renewal Amendment to Landlord within a reasonable time after Tenant's receipt of same, but, upon final determination of the Prevailing Market rate applicable during the First Renewal Term as described herein, an otherwise valid exercise of the First Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.

        F. Prevailing Market. For purposes hereof, "Prevailing Market" shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises (excluding Alterations installed at the expense of Tenant) in the Building and Class "A" office buildings comparable to the Building in the I-90 corridor of Bellevue, Washington. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes.

VII.    SECOND RENEWAL OPTION.

        A. Grant of Option; Conditions. Tenant shall have the right to extend the Extended Term (the "Second Renewal Option") for one additional period of 5 years commencing on the day following the Extended Termination Date and ending on the 5th anniversary of the Extended Termination Date (the "Second Renewal Term"), if:

                1. Landlord receives notice of exercise ("Initial Second Renewal Notice") not less than 12 full calendar months prior to the Extended Termination Date and not more than 15 full calendar months prior to the Extended Termination Date; and

                2. Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Initial Second Renewal Notice or at the time Tenant delivers its Second Renewal Binding Notice (as defined below); and

                3. Tenant (or Approved Users) occupies at least sixty percent (60%) of the Premises then under lease to Tenant; and,

                4. Tenant has not sublet more than forty percent (40%) of the Premises then under lease to Tenant (other than pursuant to a Permitted Transfer) at the time that Tenant delivers its Initial Second Renewal Notice or at the time Tenant delivers its Second Renewal Binding Notice; and

                5. The Lease has not been assigned (other than pursuant to a Permitted Transfer prior to the date that Tenant delivers its Initial Second Renewal Notice or prior to the date Tenant delivers its Second Renewal Binding Notice.

        B.      Terms Applicable to Premises During Second Renewal Term.

                1. The initial Base Rent rate per rentable square foot for the Premises during the Second Renewal Term shall equal 95% of the Prevailing Market rate per rentable square foot for the Premises. Base Rent during the Second Renewal Term shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate. Base Rent attributable to the Premises shall be payable in monthly installments in accordance with the terms and conditions of Article IV of the Lease.

                2. Tenant shall pay Additional Rent (i.e. Taxes and Expenses) for the Premises during the Second Renewal Term in accordance with the terms of Article IV of the Lease, and the manner and method in which Tenant reimburses Landlord for Tenant's share of Taxes and Expenses and the Base Year, if any, applicable to such matter, shall be some of the factors considered in determining the Prevailing Market rate for the Second Renewal Term.

        C. Initial Procedure for Determining Prevailing Market. Within 30 days after receipt of Tenant's Initial Second Renewal Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises for the Second Renewal Term. Tenant, within 30 days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the Second Renewal Term, shall either (i) give Landlord final binding written notice ("Binding Notice") of Tenant's exercise of its Second Renewal Option, or
                (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "Rejection Notice"). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such 30 day period, Tenant shall be deemed to have provided the Rejection Notice within such 30 day period. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment (as defined below) upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice (or is deemed to have provided a Rejection Notice), Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises during the Second Renewal Term. Upon agreement, Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant fail to agree upon the Prevailing Market rate within 30 days after the date Tenant provides (or is deemed to have provided) Landlord with the Rejection Notice, either party may, by written notice to the other (the "Arbitration Notice") within 5 days after the expiration of such 30 day period, shall have the Prevailing Market rate determined in accordance with the arbitration procedures described in Section VII.D below. If Landlord and Tenant fail to agree upon the Prevailing Market rate within the 30 day period described, an Arbitration Notice will be deemed delivered on such 30th day and the Prevailing Market rate will be determined in accordance with
                Section VII.D. below.

        D.      Arbitration Procedure.

                1. If an Arbitration Notice has been provided (or deemed provided), Landlord and Tenant, within 15 days after the date of the Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the Second Renewal Term (collectively referred to as the "Estimates"). If the higher of such Estimates is not more than 105% of the lower of such Estimates, then Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not resolved by the exchange of Estimates, then, within 7 days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Second Renewal Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least 5 years experience within the previous 10 years as a real estate appraiser working in the I-90 corridor of Bellevue, Washington, with working knowledge of current rental rates and practices. For purposes hereof, an "MAI" appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an "ASA" appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

                2. Upon selection, Landlord's and Tenant's appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant, and an amount equal to 95% of such Estimate shall be the Base Rent rate for the Premises during the Second Renewal Term. If either Landlord or Tenant fails to appoint an appraiser within the 7 day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within 20 days after their appointment, then, within 10 days after the expiration of such 20 day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e. arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within 14 days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate, such Estimate shall be binding on both Landlord and Tenant, and an amount equal to 95% of such Estimate shall be the Base Rent rate for the Premises during the Second Renewal Term. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

                3. If the Prevailing Market rate has not been determined by the commencement date of the Second Renewal Term, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the initial Term for the Premises until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of the Second Renewal Term for the Premises. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within 30 days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease and, to the extent necessary, any subsequent installments, until the entire amount of such overpayment has been credited against Base Rent.

        E. Second Renewal Amendment. If Tenant is entitled to and properly exercises its Second Renewal Option, Landlord shall prepare an amendment (the "Second Renewal Amendment") to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms. The Second Renewal Amendment shall be sent to Tenant within a reasonable time after receipt of the Second Renewal Binding Notice and Tenant shall execute and return the Second Renewal Amendment to Landlord within a reasonable time after Tenant's receipt of same, but, upon final determination of the Prevailing Market rate applicable during the Second Renewal Term as described herein, an otherwise valid exercise of the Second Renewal Option shall be fully effective whether or not the Second Renewal Amendment is executed.

VIII.   RIGHT OF FIRST OFFER.

        A. Grant of Option; Conditions. Tenant shall have the on-going right of first offer (the "Right of First Offer") with respect to the any space within the Sunset North Corporate Campus from time to time owned by Landlord (any such space being referred to herein as the "Offering Space"). Tenant's Right of First Offer shall be exercised as follows: at any time after Landlord has determined that any existing tenant in the Offering Space which has an existing option to renew or extend its term will not extend or renew the term of its lease for the Offering Space, whether or not pursuant to such option (but prior to leasing such Offering Space to a party other than the existing tenant), Landlord shall advise Tenant (the "Advice") of the terms under which Landlord is prepared to lease the Offering Space to Tenant for the remainder of the Term, which terms shall reflect the Prevailing Market (hereinafter defined) rate for such Offering Space as reasonably determined by Landlord; provided, however, that if Tenant exercises a Right of First Offer within the first 12 months of the initial Term, the Base Rent rate for space added by exercise of this Right of First Offer shall be Base Rent rate then currently payable by Tenant for the Premises. Tenant may lease such Offering Space in its entirety only, under such terms, by delivering written notice of exercise to Landlord (the "Notice of Exercise") within 10 Business Days after the date of the Advice, except that Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with an Advice, if:

                1. Tenant is in default under the Lease beyond any applicable cure periods at the time that Landlord would otherwise deliver the Advice; or

                2. More than fifty percent (50%) of the Rentable Square Footage of the Premises is sublet (other than the Approved Users pursuant to a Permitted Transfer, as defined in Article XII of the Lease) at the time Landlord would otherwise deliver the Advice; or

                3. The Lease has been assigned (other than pursuant to a Permitted Transfer) prior to the date Landlord would otherwise deliver the Advice; or

                4. Tenant (or Approved Users) is not occupying at least fifty percent (50%) of the Rentable Square Footage of the Premises on the date Landlord would otherwise deliver the Advice; or

                5. The Offering Space is not intended for the exclusive use of Tenant (and Approved Users) during the Term; or

                6. The existing tenant in the Offering Space is interested in extending or renewing its lease for the Offering Space or entering into a new lease for such Offering Space.

        B.      Terms for Offering Space.

                        The term for the Offering Space shall commence upon the commencement date stated in the Advice and thereupon such Offering Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice shall govern Tenant's leasing of the Offering Space and only to the extent that they do not conflict with the Advice, the terms and conditions of this Lease shall apply to the Offering Space.

                2. Tenant shall pay Base Rent and Additional Rent for the Offering Space in accordance with the terms and conditions of the Advice, which terms and conditions shall reflect the Prevailing Market rate for the Offering Space as determined in Landlord's reasonable judgment.

                3. The Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Offering Space or as of the date the term for such Offering Space commences, unless the Advice specifies any work to be performed by Landlord in the Offering Space, in which case Landlord shall perform such work in the Offering Space; any improvements existing in the Offering Space as of the date Tenant occupies the Offering Space shall not be considered Required Removables. If Landlord is delayed delivering possession of the Offering Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for the Offering Space shall be postponed until the date Landlord delivers possession of the Offering Space to Tenant free from occupancy by any party.

        C. Termination of Right of First Offer. The rights of Tenant hereunder with respect to the Offering Space shall terminate on the earlier to occur of: (i) September 30, 2008 (unless Tenant timely exercises (x) its First Renewal Option, in which event the date shall be September 30, 2013; or (y) its Second Renewal Option, in which event the date shall be September 30, 2018);
                (ii) Tenant's failure to exercise its Right of First Offer within the 10 Business Day period provided in Section VIII.A above; and (iii) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in Section VIII.A above.

        D. Documentation. If Tenant exercises its Right of First Offer, Landlord shall prepare a document in such form as Landlord reasonably deems appropriate

                (which may be an amendment to the Lease, or a new lease for the Offering Space on the same terms and conditions as are set forth in the Lease (subject to the terms of the Advice) to the extent such terms are applicable to the Offering Space)) (the "Offering Document") providing for Tenant's leasing of the Offering Space on the terms set forth in the Advice. A copy of the Offering Document shall be sent to Tenant within a reasonable time after Landlord's receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Offering Document to Landlord within 15 days thereafter, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Document is executed.

        E. Definition of Prevailing Market. For purposes of this Right of First Offer provision, "Prevailing Market" shall mean the arms length fair market annual rental rate per square foot for space comparable to the Offering Space in the Building and Class "A" office buildings comparable to the Building in the I-90 corridor of Bellevue, Washington under leases and renewal and expansion amendments being entered into at or about the time that Prevailing Market is being determined, giving appropriate consideration to tenant concessions, brokerage commissions, tenant improvement allowances, existing improvements in the space in question, and the method of allocating operating expenses and taxes. Notwithstanding the foregoing, space leased under any of the following circumstances shall not be considered to be comparable for purposes hereof: (i) the lease term is for less than the lease term of the Offering Space, (ii) the space is encumbered by the option rights of another tenant, or (iii) the space has a lack of windows and/or an awkward or unusual shape or configuration. The foregoing is not intended to be an exclusive list of space that will not be considered to be comparable.

        F. Subordination. Notwithstanding anything herein to the contrary, Tenant's Right of First Offer is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) existing on the date hereof, of any tenant of the Building.

        G. Sale of Building 3. If, during the Term, Landlord sells Building 3 to a third party who does not, in connection therewith, purchase or acquire Building 4, a condition to any such sale shall be the purchaser's agreement to recognize the rights of Tenant under this Section VIII with respect to Offering Space located in Building 3. In connection therewith, Tenant agrees to execute any documentation reasonably required by such purchaser to memorialize such purchaser's obligations and Tenant's rights hereunder.

IX.     PARKING.

        A. During the initial Term, Landlord shall Lease to Tenant, or cause the operator (the "Operator") of the garage servicing the Building (the "Garage") to lease to Tenant, and Tenant shall lease from Landlord up to a maximum of 103 unreserved parking spaces in the Garage ("Spaces") (i.e., a parking ratio of 4 unreserved Spaces per 1,000 rentable square feet of the Premises) for the use of Tenant and its employees. The unreserved Spaces shall be leased at the rate of $35.00 per Space, per month during the initial Term. If requested by Landlord, Tenant shall execute and deliver to Landlord the standard parking agreement used by Landlord or the Operator (the "Parking Agreement") in the Garage for such Spaces. All of the Spaces will be made available to Tenant, its employees and all other tenants and employees of the Building entitled to use such parking facilities, on a non-exclusive, in-common basis; provided, however that Tenant shall have 5 exclusive visitor parking stalls in front of Building 4 (which spaces shall be marked "Expedia Visitors Only") for the use of Tenant's visitors ("Visitor Spaces"), at no charge to Tenant and provided that Landlord and the Operator shall use reasonable efforts to assure that the Spaces to which Tenant is entitled are actually available to Tenant. As Tenant expands the Premises pursuant to the provisions of Sections II, III, IV and VII of this Exhibit E, Tenant shall be entitled to additional unreserved parking spaces at a ratio of up to 4 unreserved Spaces per 1,000 rentable square feet leased at the rate of $35.00 per Space, per month, during the initial Term.

        B. Except as set forth below, no deductions or allowances shall be made for days when Tenant or any of its employees does not utilize the parking facilities or for Tenant utilizing less than all of the Spaces. Tenant shall not have the right to lease or otherwise use more than the number of Unreserved Spaces and

                Reserved Spaces set forth above, but Tenant may, by written notice to Landlord given not less than thirty (30) days prior to the commencement of any calendar month during the Term, elect to lease fewer Spaces than the maximum to which it is entitled, such election to continue to apply to successive months until Tenant provides Landlord with another such notice.

        C. Except for particular parking spaces and areas designated by Landlord or the Operator for reserved parking, all parking in the Garage shall be on an unreserved, first-come, first-served basis.

        D. Neither Landlord nor the Operator shall be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Garage regardless of whether such loss or theft occurs when the Garage or other areas therein are locked or otherwise secured. Except as caused by the negligence or willful misconduct of Landlord and without limiting the terms of the preceding sentence, Landlord shall not be liable for any loss, injury or damage to persons using the Garage or automobiles or other property therein.

        E. Landlord or its Operator shall have the right from time to time to designate the location of the Spaces and to promulgate reasonable rules and regulations regarding the Garage, the Spaces and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Tenant shall comply with and cause its employees to comply with all such rules and regulations, all reasonable additions and amendments thereto, and the terms and provisions of the Parking Agreement.

        F. Tenant shall not store or permit its employees to store any automobiles in the Garage without the prior written consent of Landlord, except that (i) Tenant may keep up to four (4) vehicles permanently in the Garage (for use as vanpools, and similar tenant uses), and (ii) Tenant's employees may leave their vehicles in the Garage overnight, at their sole risk, for a maximum period of forty-eight (48) hours without the prior consent of Landlord. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Garage or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Garage for more than 48 hours (other than on weekends) or on an extended basis, Tenant shall provide Landlord with prior notice thereof designating the license plate number and model of such automobile.

        G. Landlord or the Operator shall have the right to temporarily close the Garage or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Garage, if any.

        H. Except in connection with a Transfer in compliance with the provisions of Article XII of the Lease, Tenant shall not assign or sublease any of the Spaces without the consent of Landlord. Landlord shall have the right to terminate the agreement contained in this Section IX or in the Parking Agreement with respect to any Spaces that Tenant desires to sublet or assign.

                Landlord may elect to provide parking cards or keys to control access to the Garage. In such event, Landlord shall provide Tenant with one card or key for each Space that Tenant is leasing or otherwise hereunder, provided that Landlord shall have the right to require Tenant or its employees to place a deposit on such access cards or keys and to pay a fee for any lost or damaged cards or keys.

X. SIGNAGE. Landlord, at Landlord's expense, shall install the following initial Building standard signage, using Building standard typeface and design: (A) initial directory strip signage identifying Tenant on the existing Building directory in the main Building lobby (Landlord will use reasonable efforts to cause bSquare to remove its 1st floor lobby signage prior to the Commencement Date), (B) initial suite identification signage at the main entry door to the Premises, (C) initial directory strip signage identifying Tenant on the garage elevator lobby directory, (D) initial directory strip signage on the outdoor directory outside the Garage, and (E) initial signage identifying Tenant on the existing monument sign located outside the Building. Landlord shall be responsible for the costs of maintenance, repair, restoration and removal of the such initial signage; provided, however, that any change or modification of any of such signage requested by Tenant shall be at Tenant sole cost and expense. Signage described in this
        Section X is personal to the initial Tenant named under the Lease, or any successor as a result of a Permitted Transfer, and such signage rights with respect to the monument sign cannot be assigned to any other assignee or subtenant without Landlord's prior written consent, which may be withheld in Landlord's sole but good faith discretion.

XI.     EXTERIOR SIGNAGE.

        (a) Building 4. Upon the Commencement Date, Tenant shall have the right to install exterior signage on the Building on or about the location for exterior signage shown on Exhibit H. Landlord will additionally require bSquare to remove bSquare's exterior Building signage upon bSquare's vacancy from the Building and the termination of bSquare's lease in the Building; in no event will such signage exceed in size the size of bSquare's existing exterior signage until Tenant occupies all of the Building (provided, however, that Landlord will use reasonable efforts to procure the consent of bSquare to Tenant's installation of signage similar in size to Tenant's exterior signage located on Building One);

        (b) Building 3. Upon the Building 3 Must Take Space Commencement Date, Tenant shall have the right to install exterior signage of a size approved by Landlord in writing on Building 3 in a location facing 1-90, on or about the location for such signage shown on Exhibit H;

        (c) Generally. The signage rights granted pursuant to this Section XI shall be consistent with, and shall not exceed in size, Tenant's existing signage located on Building One and shall meet the City of Bellevue's sign requirements. Tenant shall be responsible for all costs of installation and maintenance of such signage (the installation of such signage shall be carried out as an Alteration in accordance with the terms and provisions of the Lease) and the cost of removal at the end of the Term and the cost of repair of any damage caused by such removal. Signage described in this Section XI is personal to the initial Tenant named under the Lease, or any successor as a result of a Permitted Transfer, and such signage rights cannot be assigned to any other assignee or subtenant without Landlord's prior written consent, which may be withheld in Landlord's sole but good faith discretion.

XII.    ROOF SPACE FOR DISH/ANTENNA.

        A. Tenant shall have the right, in consideration for payments of $-0- per month for each Dish/Antenna (defined below) after the initial Dish/Antenna installed by Tenant (the "Dish/Antenna Payments"), to lease space on the roof of Building 4 for the purpose of installing (in accordance with Section IX.C of the Lease), operating and maintaining one or, with Landlord's prior written approval more than one dish/antenna or other communication device approved by the Landlord (each, a "Dish/Antenna"). The Dish/Antenna Payments shall constitute Additional Rent under the terms of the Lease and Tenant shall be required to make these payments in strict compliance with the terms of Article IV of the Lease. The exact location of the space on the roof to be leased by Tenant shall be designated by Landlord and size of the Dish/Antenna shall be mutually agreed upon (the "Roof Space"). Landlord reserves the right to relocate the Roof Space as reasonably necessary during the Term. Landlord's designation shall take into account Tenant's use of the Dish/Antenna. Notwithstanding the foregoing, Tenant's right to install the Dish/Antenna shall be subject to the approval rights of Landlord and Landlord's architect and/or engineer with respect to the plans and specifications of the Dish/Antenna, the manner in which the Dish/Antenna is attached to the roof of the Building and the manner in which any cables are run to and from the Dish/Antenna. The precise specifications and a general description of the Dish/Antenna along with all documents Landlord reasonably requires to review the installation of the Dish/Antenna (the "Plans and Specifications") shall be submitted to Landlord for Landlord's written approval no later than 20 days before Tenant commences to install the Dish/Antenna. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Dish/Antenna. Tenant shall notify Landlord upon completion of the installation of the Dish/Antenna. If Landlord determines that the Dish/Antenna equipment does not comply with the approved Plans and Specifications, that the Building has been damaged during installation of the Dish/Antenna or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant immediately shall cure the defects. If the Tenant fails to immediately cure the defects, Tenant shall pay to Landlord upon demand the cost, as reasonably determined by Landlord, of correcting any defects and repairing any damage to the Building caused by such installation. If at any time Landlord, in its reasonable discretion, deems it necessary, Tenant shall provide and install, at Tenant's sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Dish/Antenna (the "Aesthetic Screening").

        B. Landlord agrees that Tenant, upon reasonable prior written notice to Landlord, shall have access to the roof of the Building and the Roof Space for the purpose of installing, maintaining, repairing and removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, all of which shall be performed by Tenant or Tenant's authorized representative or contractors, which shall be approved by Landlord, at Tenant's sole cost and risk. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant, FCC (defined below) inspectors, or persons under their direct supervision will be permitted to have access to the roof of the Building and the Roof Space. Tenant further agrees to exercise firm control over the people requiring access to the roof of the Building and the Roof Space in order to keep to a minimum the number of people having access to the roof of the Building and the Roof Space and the frequency of their visits.

        C. It is further understood and agreed that the installation, maintenance, operation and removal of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, is not permitted to damage the Building or the roof thereof, or interfere with the use of the Building and roof by Landlord. Subject to the provisions of Article XVI of the Lease, Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any of its agents or representatives.

        D Tenant agrees to install only equipment of types and frequencies which will not cause unreasonable interference to Landlord or existing tenants of the Building. In the event Tenant's equipment causes such interference, Tenant will change the frequency on which it transmits and/or receives and take any other steps necessary to eliminate the interference. If said interference cannot be eliminated within a reasonable period of time, in the judgment of Landlord, then Tenant agrees to remove the Dish/Antenna from the Roof Space.

        E. Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Dish/Antenna in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including, without limitation, the Federal Communications Commission (the "FCC"), the Federal Aviation Administration ("FAA") or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. Under this Lease, the Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant's equipment. Tenant has the responsibility of carrying out the terms of its FCC license in all respects. The Dish/Antenna shall be connected to Landlord's power supply in strict compliance with all applicable Building, electrical, fire and safety codes. Neither Landlord nor its agents shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Dish/Antenna or the Roof Space because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. Neither Landlord nor its agents shall have any responsibility or liability for the conduct or safety of any of Tenant's representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space.

        F. The Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease or Tenant's right to possession hereunder. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached. Tenant agrees to maintain all of the Tenant's equipment placed on or about the roof or in any other part of the Building in proper operating condition and maintain same in satisfactory condition as to appearance and safety in Landlord's sole discretion. Such maintenance and operation shall be performed in a manner to avoid any interference with any other tenants or Landlord. Tenant agrees that at all times during the Term, it will keep the roof of the Building and the Roof Space free of all trash or waste materials produced by Tenant or Tenant's agents, employees or contractors.

        G In light of the specialized nature of the Dish/Antenna, Tenant shall be permitted to utilize the services of its choice for installation, operation, removal and repair of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, subject to the reasonable approval of Landlord. Notwithstanding the foregoing, Tenant must provide Landlord with prior written notice of any such installation, removal or repair and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof. If necessary, Tenant, at its sole cost and expense, shall retain any contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof), or, at Tenant's option, to perform such work in conjunction with Tenant's contractor. In the event the Landlord contemplates roof repairs that could affect Tenant's Dish/Antenna, or which may result in an interruption of the Tenant's telecommunication service, Landlord shall formally notify Tenant at least 30 days in advance (except in cases of an emergency) prior to the commencement of such contemplated work in order to allow Tenant to make other arrangements for such service.

        H Tenant shall not allow any provider of telecommunication, video, data or related services ("Communication Services") to locate any equipment on the roof of the Building or in the Roof Space for any purpose whatsoever, nor may Tenant use the Roof Space and/or Dish/Antenna to provide Communication Services to an unaffiliated tenant, occupant or licensee of another building, or to facilitate the provision of Communication Services on behalf of another Communication Services provider to an unaffiliated tenant, occupant or licensee of the Building or any other building.

                Tenant acknowledges that Landlord may at some time establish a standard license agreement (the "License Agreement") with respect to the use of roof space by tenants of the Building. Tenant, upon request of Landlord, shall enter into such License Agreement with Landlord provided that such agreement does not materially alter the rights of Tenant hereunder with respect to the Roof Space.

        J Tenant specifically acknowledges and agrees that the terms and conditions of Article XIV of the Lease (Indemnity and Waiver of Claims) shall apply with full force and effect to the Roof Space and any other portions of the roof accessed or utilized by Tenant, its representatives, agents, employees or contractors.

        K. If Tenant defaults under any of the terms and conditions of this Section or the Lease, and Tenant fails to cure said default within the time allowed by Article XIX of the Lease, Landlord shall be permitted to exercise all remedies provided under the terms of the Lease, including removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and restoring the Building and the Roof Space to the condition that existed prior to the installation of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any. If Landlord removes the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, as a result of an uncured default, Tenant shall be liable for all costs and expenses Landlord incurs in removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and repairing any damage to the Building, the roof of the Building and the Roof Space caused by the installation, operation or maintenance of the Dish/Antenna, the appurtenances, and the Aesthetic Screening, if any.

        L. Additional Dish/Antennas. If Tenant requests and Landlord approves additional Dish/Antennas either on Building 4 or on Building 3, Tenant shall be required to pay an amount equal to $75.00 per month for each additional Dish/Antenna which shall be installed in the future.

XIII.   EMERGENCY GENERATOR (WITH TANK).

        A. Tenant, subject to Landlord's review and approval of Tenant's plans therefor, shall have the right to install a supplemental generator (the "Generator") and an above ground fuel tank (the "Tank") in size and capacity mutually agreed upon by Landlord and Tenant, and an Uninterruptible Power Source including an automatic transfer switch ("UPS") to provide emergency additional electrical capacity to the Premises during the Term. Tenant's plans for the Generator and the Tank shall include a secondary containment system to protect against and contain any release of hazardous materials. The Generator, the Tank, and the UPS shall be placed at the location to be mutually agreed to by Landlord and Tenant (the "Generator Area"). Notwithstanding the foregoing, Tenant's right to install the Generator, the Tank, and the UPS shall be subject to Landlord's approval of the manner in which the Generator, the Tank, and the UPS are installed, the manner in which any fuel pipe is installed, the manner in which any ventilation and exhaust systems are installed, the manner in which any cables are run to and from the Generator to the Premises and the measures that will be taken to eliminate any vibrations or sound disturbances from the operation of the Generator, including, without limitation, any necessary 2 hour rated enclosures or sound installation. Landlord shall have the right to require an acceptable enclosure to hide or disguise the existence of the Generator and the Tank and to minimize any adverse effect that the installation of the Generator and the Tank may have on the appearance of the Building and Property. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Generator, the Tank, and the UPS. Tenant shall not install or operate the Generator, the Tank, or the UPS until Tenant has obtained and submitted to Landlord copies of all required governmental permits, licenses and authorizations necessary for the installation and operation of the Generator, the Tank, and the UPS. In addition to, and without limiting Tenant's obligations under the Lease, Tenant shall comply with all applicable environmental and fire prevention Laws pertaining to Tenant's use of the Generator Area. Tenant shall also be responsible for the cost of all utilities consumed in the operation of the Generator, the Tank, and the UPS. Notwithstanding anything herein to the contrary, if Tenant does not install the Generator and the Tank on or before March
                31, 2005, or if Tenant, after installation, removes the Generator or the Tank from the Generator Area for reasons other than the repair and replacement of the Generator, Tenant's right to install and maintain the Generator and the Tank and to use the Generator Area shall be null and void.

        B. Tenant shall be responsible for assuring that the installation, maintenance, operation and removal of the Generator, the Tank, and the UPS shall in no way damage any portion of the Building or Property. To the maximum extent permitted by Law, the Generator, the Tank, and the UPS and all appurtenances in the Generator Area shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant if the Generator, the Tank, the UPS or any appurtenances installations are damaged for any reason. Tenant agrees to be responsible for any damage caused to the Building or Property in connection with the installation, maintenance, operation or removal of the Generator and, in accordance with the terms of Article XIV of the Lease, to indemnify, defend and hold Landlord and the Landlord Related Parties harmless from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable architects' and attorneys' fees (if and to the extent permitted by Law), which may be imposed upon, incurred by, or asserted against Landlord or any of the Landlord Related Parties in connection with the installation, maintenance, operation or removal of the Generator, the Tank, and the UPS, including, without limitation, any environmental and hazardous materials claims. In addition to, and without limiting Tenant's obligations under the Lease, Tenant covenants and agrees that the installation and use of the Generator and the Tank and appurtenances shall not adversely affect the insurance coverage for the Building. If for any reason, the installation or use of the Generator, the Tank and/or the appurtenances shall result in an increase in the amount of the premiums for such coverage, then Tenant shall be liable for the full amount of any such increase.

        C. Tenant shall be responsible for the installation, operation, cleanliness, maintenance and removal of the Generator, the Tank, and the UPS and the appurtenances, all of which shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of the Lease. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the Generator, the Tank, the UPS and appurtenances were attached. Such maintenance and operation shall be performed in a manner to avoid any unreasonable interference with any other tenants or Landlord. Tenant shall take the Generator Area "as is" in the condition in which the Generator Area is in as of the Commencement Date, without any obligation on the part of Landlord to prepare or construct the Generator Area for Tenant's use or occupancy. Without limiting the foregoing, Landlord makes no warranties or representations to Tenant as to the suitability of the Generator Area for the installation and operation of the Generator or the Tank. Tenant shall have no right to make any changes, alterations, additions, decorations or other improvements to the Generator Area without Landlord's prior written consent. Tenant agrees to maintain the Generator and the Tank, including without limitation, any enclosure installed around the Generator and the Tank in good condition and repair. Tenant shall be responsible for performing any maintenance and improvements to any enclosure surrounding the Generator and the Tank so as to keep such enclosure in good condition.

        D. Tenant, upon prior notice to Landlord and subject to the rules and regulations enacted by Landlord, shall have access to the Generator, the Tank, the UPS and their surrounding areas for the purpose of installing, repairing, maintaining and removing said Generator, the Tank, and UPS.

        E. Tenant shall only test the Generator before or after Normal Business Hours and at a time mutually agreed to in writing by Landlord and Tenant in advance. Tenant shall be permitted to use the Generator Area solely for the maintenance and operation of the Generator and the Tank, and the Generator, Tank and Generator Area are solely for the benefit of Tenant. All electricity generated by the Generator may only be consumed by Tenant in the Premises.

        F. Landlord shall have no obligation to provide any services, including, without limitation, electric current, to the Generator Area.

        G. Tenant shall have no right to sublet the Generator Area or to assign its interest hereunder.

        H. Notwithstanding anything to the contrary contained herein, if at any time during the Term Landlord determines in its sole but bona fide business judgement, that the Generator, Tank and/or any appurtenances materially interfere with the operations of the Building or may violate or give rise to penalties under applicable Laws (including, without limitation, any ordinances governing noise levels or hazardous materials), then Tenant shall, upon notice from Landlord, cease any further operation of the Generator and Tank (provided, that Landlord will use reasonable efforts to cooperate with Tenant to locate a suitable alternative for the Generator and/or Tank). From and after such notice by Landlord, Tenant shall have no further right to operate the Generator or Tank unless and until Tenant shall have redesigned, modified and/or relocated (as described above) the Generator, Tank and/or installations in a manner approved by Landlord, provided however, that Landlord's approval of such redesign and modification shall constitute the mere permission to operate the Generator and the Tank, which permission shall in no event be construed to abrogate or diminish Landlord's rights or Tenant's obligations under this Section XIII or the Lease.

                Tenant shall not be obligated to pay Landlord any Additional Rent or fee for the use of the Generator Area.

XIV. STORAGE. Subject to Landlord and Sierra On-Line ("Sierra") mutually executing and delivering a termination agreement with respect to Sierra's lease of the Storage Space (defined below), Landlord shall provide approximately 762 square feet of storage space under the Building (the "Storage Space") at a rate of $10.00 per square foot per annum during the Initial Term. If Landlord and Sierra do not enter into such a termination agreement, Landlord shall construct storage space for Tenant with a minimum of 500 square feet. The Additional Rent payable by Tenant for such new storage space shall be equal to $10.00 per square foot per annum during the Initial Term. Tenant shall pay no share of Expenses or Taxes for either storage space.

        BUILDING SECURITY SYSTEM. Tenant shall have the right to use the existing card-key security system to access the Building and Building elevators. In addition, Landlord shall provide initial security cards to Tenant at no additional cost. There shall be a standard fee charged for replacement cards. Security provided at the Sunset North Corporate Campus incorporates a security patrol service. Exterior building doors are locked between the hours of approximately 6:00 p.m. - 6:00 a.m. Monday through Friday and 24 hours on Saturday and Sunday.

        REPRESENTATIONS. Landlord represents to Tenant that to the best of Landlord's actual knowledge, the Building does not, on the date of this Lease, contain any asbestos containing building materials or other hazardous materials in violation of the legal limitations imposed by laws applicable to the Building as of the date of this Lease.

        PUBLICITY. The Landlord and Landlord Related Parties expressly agree that there shall be no press releases or other publicity originated by the parties hereto, or any representatives thereof, concerning this Lease, without the prior written consent of Tenant.

XVIII.  TELECOMMUNICATIONS CABLING AND CONDUIT.

        A.      Definitions.

                1       "Conduit" shall mean:

                        (a) A pipe installed by Tenant in the ground underneath the Common Areas of the Property for the purposes of containing and protecting the Tenant's Cable (as hereinafter defined), and other optical fibers, and co-axial, copper or other wires installed with Landlord's permission in the Conduit.

                        (b) A pipe, subject to the prior written approval of Landlord, installed by Tenant to construct, install and maintain conduits for routing Tenant's Cable from the nearest public right of way to Building 4 and, on or about the Building 3 Must Take Commencement Date, permission to use one (1) interduct currently installed within Landlord's conduit between Building 3 and Building 4 (as well as a second (2nd) interduct in such conduit following February 28, 2003). In addition, subject to Landlord's approval, Landlord will permit Tenant's telecommunications carrier (i.e., AT&T) to enter into Buildings 3 and 4 for installation within the parking garage telecommunications closet of facilities necessary to provide telecommunication services solely for the benefit of Tenant.

                        (c) A pipe to connecting communications conduits, if any, to the public right of way to the Building. The Conduit installed by Tenant shall be no more than four inches (4") in diameter (unless a greater size is either specified by Landlord or approved in writing by Landlord). The location of the Conduit shall be subject to the prior approval of Landlord.

                2. "Tenant's Cable", as used in this Section, shall mean the optical fibers, co-axial and/or copper wires installed by or on behalf of Tenant for the use of Tenant located in the Conduit. The optical fibers, co-axial and/or copper wires which comprise the Tenant's Cable shall either be encased in an aluminum sleeve or other fire retardant material or placed in an EMT conduit.

                3. "Communication Services" shall mean phone or computer network services as Tenant may lawfully provide for its own, internal business purposes to its Premises, but expressly excludes any services of any kind to third parties (including other tenants). Expedia reserves the right to share networks with partners as deemed appropriate by Expedia.

        B.      Grant of License.

                1. Subject to and upon the terms herein set forth, Landlord grants Tenant a license to install the Conduit for Tenant's exclusive use and to install, maintain, operate, repair and replace the Tenant's Cable in the Conduit solely for Communication Services and for no other purposes (collectively, the "Communications Work"). Tenant shall have no right to remove the Conduit or the Tenant's Cable as said Conduit and Tenant's Cable will become the property of Landlord.

                2. Tenant shall not perform its installation of the Conduit or any installation, replacement, modification, or enhancement of any Tenant's Cable without first obtaining Landlord's prior approval, which approval shall not be unreasonably withheld or delayed. Prior to starting the Communications Work, Tenant shall furnish Landlord with plans and specifications; names of contractors reasonably for Landlord's approval; copies of contracts; necessary permits and approvals; evidence of contractor's and subcontractor's insurance in amounts reasonably required by Landlord; and any security for performance that is reasonably required by Landlord. Changes to the plans and specifications must also be submitted to Landlord for Landlord's approval. The plans provided to Landlord shall include, at a minimum, electrical requirements and grounding, heat load, number of Cables and the size of Conduit required, and shall specifically identify any bore holes and other penetration or damage that will be done to the Building in connection with the installation of the Cable. Landlord agrees that if the proposed Cable and Conduit are internal to the Premises, then no consent of Landlord prior to installation is required. The Communications Work shall be constructed in a good and workmanlike manner using materials of a quality that is at least equal to the quality designated by Landlord as the minimum standard for the Building. Tenant shall use commercially reasonable efforts to diligently complete the Communications Work with due dispatch and as soon as reasonably practical. Landlord shall designate the minimum point of entry and network interface will be designated by Landlord; in accordance with the public utility commission and other governmental authority with jurisdiction over such matters in the state in which the building is located. Landlord may designate reasonable rules, regulations and procedures for the performance of the Communications Work and, to the extent reasonably necessary to avoid disruption to the occupants of the building, shall have the right to designate the time when such Communications Work may be performed. Tenant's Cable and Communications Work shall be performed during normal business hours unless Tenant obtains prior written approval by Landlord. Tenant shall reimburse Landlord within thirty (30) days after receipt of an invoice for reasonable sums paid by Landlord for third party examination of Tenant's plans for such Communications Work. Upon completion, Tenant shall furnish "as-built" plans, completion affidavits, full and final waivers of lien in recordable form, and receipted bills covering all labor and materials. Tenant shall assure that such Communications Work complies with all insurance requirements and laws. Landlord's approval of the Communications Work shall not be a representation by Landlord that the Communications Work complies with applicable laws or will be adequate for Tenant's use. All installations, improvements and alterations made by Tenant shall be at its sole cost and expense.

                3. Tenant acknowledges that Landlord has no obligation to assure or guarantee Tenant any right of use of property not owned by Landlord to make connections to public streets, utilities or adjacent buildings that may be necessary for the operation of Tenant's Communication Services in the Building. Tenant also acknowledges that Landlord has no obligation to assure or guarantee Tenant the necessary connections to public streets, utilities or adjacent buildings that may be necessary for the operation of Tenant's Communication Services in the Building. Its is solely the responsibility of Tenant to negotiate agreements with public utilities or third parties for these connections. Landlord shall cooperate with Tenant, at Tenant's sole cost and expense, in obtaining third party permits, easements or agreements necessary for Tenant to exercise the rights granted to Tenant herein. In areas owned by Landlord within the immediate area of the Building, Landlord shall provide Tenant access necessary for the operation of the Communication Services subject to restrictions in existing agreements (such as ground leases) or instruments of record in the public land records where title to the Building or underlying property is recorded.

                4 Prior to commencing the Telecommunications Work, Tenant shall obtain any necessary licenses or permits. Landlord shall have the right to be present during Tenant's installation of the Tenant's Cable and the Conduit. Tenant represents that, to the best of its knowledge, the Communications Work will not interfere with any currently existing easements or other rights of third parties with respect to the Property.

                5 In the event Tenant or any of its agents, representatives, employees, invitees, contractors, or subcontractors cause damage to the Building or the Property other than normal wear and tear, or cause damage to the property of licensees or tenants at the Property, or other third parties, then, at Landlord's option:

                        (i) Tenant shall, at Tenant's sole cost, repair such damage in a timely manner and to Landlord's reasonable satisfaction

                        (ii) At Landlord's option, Landlord shall repair such damage at Tenant's sole cost and expense. If Landlord elects to repair the damage itself, Tenant shall, within thirty (30) days of demand, pay to Landlord as Additional Rent all costs and expenses associated with or arising from such work. After the completion of the Communications Work, Tenant, at Tenant's sole cost and expense, shall repair and restore all landscaping, sidewalks, curbs and other aspects of the Property to the condition which exists prior to the commencement of the Communications Work.

                6.      [INTENTIONALLY OMITTED]

                7. Tenant will be solely responsible for the installation, maintenance, and repair of the Tenant's Cable, and Tenant shall maintain the Tenant's Cable in a first-class condition. Tenant shall have no right to remove Tenant's Cable, and Tenant shall have no right to maintain, repair, remove or replace the Conduit. Any interruption or termination of, Telecommunications Services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, or the occurrence of any event or cause beyond the reasonable control of Landlord shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Base Monthly Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement.

                8. Tenant shall not allow any unaffiliated provider of telecommunication, video, data or related services ("Communication Services") to locate any equipment in the Conduit for any purpose whatsoever, nor may Tenant use the Conduit or the Tenant's Cable to provide Communication Services to an unaffiliated tenant, occupant or licensee of the Building or any other building, or to facilitate the provision of Communication Services on behalf of another Communication Services provider to an unaffiliated tenant, occupant or licensee of the Building or any other building.

                9. At the revocation, expiration or termination of either the Lease, Tenant shall quit and surrender the Conduit and the Tenant's Cable in good order, condition and repair.

XIX. LOADING DOCK. Tenant will cooperate with bSquare in order to allow bSquare to have temporary access to the loading dock serving the 1st floor of the Building in order to vacate from space leased by bSquare in the Building. Tenant will have the right to require that bSquare (i) provide evidence of insurance (naming Tenant as an additional insured) and (ii) comply with Tenant's reasonable security requirements in connection therewith.

XX. POST OFFICE BOXES. Landlord shall install, at Landlord's expense, mailboxes meeting Postal Service requirements for a multi-tenant building in the "A" level of the Building garage.

                                    EXHIBIT F

                                LETTER OF CREDIT

                         ______________________________
                         [Name of Financial Institution]

                                             Irrevocable Standby
                                             Letter of Credit
                                             No.________________________________
                                             Issuance Date:_____________________
                                             Expiration Date:___________________
                                             Applicant:    Expedia, Inc.,
                                                           a Washington
                                                           corporation

Beneficiary

EOP-SUNSET NORTH BELLEVUE, L.L.C.,
c/o Equity Office Properties Trust
3180 139th Avenue SE, Suite 290
Bellevue, WA 98005
Attention: Property Manager

Ladies/Gentlemen:

        We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of _______________ and ____/100 U.S. Dollars ($__________) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.      An original copy of this Irrevocable Standby Letter of Credit.

2. Beneficiary's dated statement purportedly signed by an authorized signatory or agent reading: "This draw in the amount of _____________________ U.S. Dollars ($_______) under your Irrevocable
        Standby Letter of Credit No. _______________ represents funds due and owing to us pursuant to the terms of that certain lease by and between __________________, as landlord, and _________________, as tenant, and/or any amendment to the lease or any other agreement between such parties related to the lease."

        It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least 60 days prior to such expiration date or applicable anniversary thereof, we notify you in writing that we elect not to so renew this Irrevocable Standby Letter of Credit. A copy of any such notice shall also be sent to:
Equity Office Properties Trust, 2 North Riverside Plaza, Suite 2100, Chicago, Illinois 60606, Attention: Treasury Department. Any such notice shall be delivered by hand or by recognized overnight courier service and shall be deemed given upon delivery if by hand or one business day after deposit with such overnight courier service. In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1 and 2 above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by an authorized signatory or agent of Beneficiary stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease. We further acknowledge and agree that:
(a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary's signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to transfer your interest in this Irrevocable Standby Letter of Credit from time to time and more than one time without our approval and without charge. In the event of a transfer, we reserve the right to require reasonable evidence of such transfer as a condition to any draw hereunder.

        This Irrevocable Standby Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) ICC Publication No.500.

        We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

        All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at ___________________________ _____________________________________ to the attention of ______________________
__________________________, and must be delivered by hand or by a recognized overnight courier service. Such notice shall be deemed given upon delivery if delivered by hand or one business day after deposit with such overnight courier service.

                                             Very truly yours,

                                             --------------------------

                                                       [name]
                                             --------------------------

                                                      [title]
                                             --------------------------

                                    EXHIBIT G

                       JANITORIAL CLEANING SPECIFICATIONS

Janitorial services will cover the specifications as follows and it is expected that all building areas will be maintained and the necessary spot cleanings performed to ensure the continued satisfaction of the EOP client and employee base. Equity Office has the right to change the specs from time to time. Services shall include, not be limited to, the following:

1)      OFFICE AREAS (ALL FLOORS)

        a)      NIGHTLY SERVICES (FIVE (5) NIGHTS PER WEEK)

                i) Empty all waste receptacles. Clean, and reline when needed. Remove material to designated areas.

                ii) Remove recycling material when container is full (see weekly).

                iii) Vacuum all carpeted main traffic and use areas, including conference rooms, with the exception of individual offices (see weekly). Spot vacuum/clean all others areas as needed.

                iv)     Wash and sanitize all drinking fountains.

                v)      Damp mop spillage in uncarpeted office areas.

                vi) Spot clean carpets to remove light spillage. Report large spills and stains to supervisor.

                        Assure all designated locked doors are closed after area has been cleaned.

                        Activate all alarm systems as instructed by occupant (if applicable).

                ix) Arrange chairs at desk and conference room tables and turn off lights upon exiting.

                x) Spot clean conference room tables if necessary and remove any remaining food items.

                xi) Clean all lunchroom/eating areas. Wash and wipe tables and counter tops and clean sinks. Pour water down all sinks weekly to ensure elimination of odor. Remove scuff marks on floor as needed.

        b)      WEEKLY SERVICES

                i)      Remove recycling material when container is full.

                ii) Vacuum all carpeted areas completely, private offices and cubicle interiors, desk knee area spaces and under waste containers.

                iii) Dust and wipe clean with damp or treated cloth all office furniture, files, and cubicle partition tops, (DO NOT MOVE PAPERS).

                iv) Remove all finger marks and smudges from all vertical surfaces, including doors, door frames, around light switches, private entrance glass, and partitions.

                v)      Damp wipe and polish all glass furniture tops.

                vi) Damp mop hard surfaced floors and/or uncarpeted surface floors.

                        Sweep uncarpeted floors employing dust control techniques with exception of lunchroom (which is to be performed nightly).

        c)      MONTHLY SERVICES

                i) Dust and wipe clean chair bases and arms, telephones, cubicle shelves, window sills, relite ledges and all other horizontal surfaces as needed to maintain clean appearance (DO NOT MOVE PAPERS).

                ii)     Edge vacuum all carpeted areas, as needed.

2)      RESTROOMS

        a)      NIGHTLY SERVICES (FIVE (5) NIGHTS PER WEEK)

                i) Clean and sanitize all mirrors, brightwork, countertops and enameled surfaces.

                ii) Wash and disinfect all basins, urinals, bowls (cleaning underside of rim) and fixtures using scouring powder to remove stains.

                iii) Wash both sides of all toilet seats with soap and/or disinfectant.

                iv) Clean flushometers, piping, toilet seat hinges, and other metal.

                v)      Empty, clean, and damp wipe all waste receptacles.

                vi) Sweep, wet mop, and sanitize entire floor, including around toilet seats and under urinals.

                        Damp wipe all walls, partitions, doors, and outside surfaces of all dispensers, as needed.

                        Fill toilet paper, soap, towels, and sanitary napkin dispensers (if applicable).

                ix) Wash and disinfect all showers including shower walls, floors, brightwork and doors (if applicable).

                x)      Wash or replace trash liner.

3)      LOBBY, ELEVATOR, CORRIDOR, INTERIOR STAIRWAYS AND ENTRANCE AREAS

        a)      NIGHTLY SERVICE (FIVE (5) NIGHTS PER WEEK)

                i) Sweep and wet mop all stone, vinyl or composition lobby floors.

                ii)     Vacuum and spot clean all carpeted floor and mats.

                iii) Dust and polish all brightwork, including mirrors and elevator call buttons.

                iv) Dust and polish all metal surfaces in elevators, including tracks, and elevator doors.

                v)      Vacuum and spot clean all carpet in elevators.

                vi)     Clean and polish all trash receptacles

                        Dust all fire extinguisher cabinets and/or units.

                        Spot clean all doors.

                ix) All furniture should be cleaned as necessary (including directories).

                x) Wash, disinfect and dry polish water coolers (if applicable).

                xi) Clean glass entrance doors, adjacent glass panels and tracks (i.e. relites) (if applicable).

                xii) Sweep and/or vacuum all interior stairways and landings (if applicable).

                        Maintain lobby floor as recommended by manufacturer.

4)      JANITORIAL ITEMS/AREAS

        a)      NIGHTLY SERVICES (FIVE (5) NIGHTS PER WEEK)

                i) Keep janitorial rooms in a clean, neat and orderly condition.

                ii) Maintain all janitorial carts and equipment in safe and clean condition.

5)      FITNESS CENTER (IF APPLICABLE) (PLEASE BREAK OUT COST AS SEPARATE BID)

        a)      NIGHTLY SERVICE

                i)      Vacuum all exposed carpeted floors.

                ii)     Spot clean all mirrors and walls.

                iii)    Spray and disinfect fitness center equipment nightly.

        b)      WEEKLY SERVICES

                i)      Edge vacuum all carpeted areas, as needed.

                ii)     Dust all ledges, as needed.

                iii)    Clean mirrors completely.

                iv)     Stocking supplies and towels.

6)      LOCKER ROOMS (IF APPLICABLE)

        a)      NIGHTLY SERVICES (FIVE (5) NIGHTS PER WEEK)

                i) Perform complete building restroom cleaning specifications to restroom and locker room areas.

                ii) Clean and disinfect showers completely, including walls, doors, floors, and floor drains.

7)      LOADING DOCK, VAN PARKING AREAS

        a)      NIGHTLY SERVICES (FIVE (5) NIGHTS PER WEEK)

                i)      Empty and reline all waste receptacles.

                ii) Sweep ramps, loading bays and parking areas for trash and cigarette butts.

8)      GENERAL BUILDING COMMON AREA SERVICES

        a)      NIGHTLY SERVICE (FIVE (5) NIGHTS PER WEEK)

                i) Spot clean and restock, as needed all janitorial service closets.

                ii) Pick up and compact all recycle trash, including boxes in accordance with tenants recycle specifications.

                iii)    Vacuum all garage lobbies and elevator carpets

                                    EXHIBIT H

                                EXTERIOR SIGNAGE

SUNSET NORTH CORPORATE CAMPUS, BUILDING 4

[PHOTO OF SUNSET NORTH CORPORATE CAMPUS, BUILDING 4]

SUNSET NORTH CORPORATE CAMPUS, BUILDING 3

[PHOTO OF SUNSET NORTH CORPORATE CAMPUS, BUILDING 3]

                                        1